UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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4Kids Entertainment, Inc. (Name of Registrant as Specified in its Charter)
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4KIDS ENTERTAINMENT, INC.
1414 Avenue of the Americas
New York, New York 10019
(212) 758-7666

April 18, 2007

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of 4Kids Entertainment, Inc. (“4Kids” or the “Company”) to be held at 10 a.m. (Eastern Time) on Friday, May 25, 2007, at JP Morgan Chase, 270 Park Avenue, New York, New York, Room C on the 11th Floor.

        The purposes of the Annual Meeting are to (i) elect directors, (ii) ratify the appointment of auditors, (iii) consider and vote upon a proposal to approve the 4Kids Entertainment, Inc. 2007 Long-Term Incentive Compensation Plan and (iv) transact such other business as may properly come before the meeting and any adjournment or postponements thereof. These matters are described in the formal Notice of the 2007 Annual Meeting of Shareholders and the accompanying Proxy Statement.

        Included with the Proxy Statement is a copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2006. We encourage you to read the Annual Report. It includes information on the Company’s business, markets and products as well as the Company’s audited financial statements.

        Your vote is very important. We hope you will find it convenient to attend the Annual Meeting in person. Whether or not you are personally able to attend, it is important that your shares be represented at the meeting. Accordingly, you are requested to sign, date and return the enclosed proxy promptly. If you do attend the Annual Meeting you may revoke your proxy and vote in person. Your cooperation is greatly appreciated.

Sincerely,

/s/ ALFRED R. KAHN
ALFRED R. KAHN
Chairman of the Board of Directors and Chief Executive Officer

TABLE OF CONTENTS

	Page
General Information	2
Proposal 1 - Election of Directors	3
Management	4
Directors and Executive Officers	4
Meetings of the Board of Directors	6
Committees of the Board of Directors	6
Independence of Directors	7
Communications with the Board of Directors	8
Attendance at Annual Meetings	8
Executive Sessions of Non-Employee, Non Management Directors	8
Corporate Governance Guidelines	8
Code of Ethics	9
Compensation of Named Executive Officers	9
Compensation Discussion and Analysis	9
Report of the Compensation Committee	19
Equity Compensation Plan Information	19
Compensation of Directors	19
Compensation Committee Interlocks and Insider Participation	20
Report of the Audit Committee of the Board of Directors	20
Certain Transactions Involving Management	22
Section 16(a) Beneficial Ownership Reporting Compliance	25
Principal Shareholders	25
Proposal 2 - Selection of Auditors	27
Pre-Approval Policy for Services of Independent Registered
Public Accounting Firm	27
Proposal 3 - Proposed 4Kids Entertainment, Inc. 2007 Long-Term
Incentive Compensation Plan	28
Other Matters	34
Shareholder Proposals	34
Exhibit Index
Exhibit A	A-	1

4KIDS ENTERTAINMENT, INC.
1414 Avenue of the Americas
New York, New York 10019
NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

to be held on May 25, 2007

        NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of 4Kids Entertainment, Inc. (“4Kids” or the “Company”), a New York corporation, will be held at JP Morgan Chase, 270 Park Avenue, New York, New York, Room C on the 11th Floor, on Friday, May 25, 2007, at 10 a.m. (Eastern Time) for the purpose of considering and acting upon the following matters set forth in the accompanying Proxy Statement:

1.	Election of six directors to serve until the next Annual Meeting and until their successors are duly elected and qualified;

2.	Ratification of the appointment of Eisner LLP as auditors for 4Kids for the fiscal year ending December 31, 2007;

3.	Approval of the 4Kids Entertainment, Inc. 2007 Long-Term Incentive Compensation Plan; and

4.	The transaction of such other business as may properly come before the meeting and any adjournment or postponements thereof.

        The Board of Directors has fixed the close of business on April 9, 2007 as the record date for the Annual Meeting and only holders of shares of record at that time are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponements thereof.

By Order of the Board of Directors,

/s/ ALFRED R. KAHN
ALFRED R. KAHN
Chairman of the Board of Directors and Chief Executive Officer

April 18, 2007

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS CAN HELP 4KIDS AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE BUSINESS OF THE MEETING TO BE ACTED UPON BY THE SHAREHOLDERS CANNOT BE TRANSACTED UNLESS ONE-THIRD OF THE OUTSTANDING SHARES OF 4KIDS’ COMMON STOCK ARE REPRESENTED AT THE ANNUAL MEETING.

PROXY STATEMENT

        This Proxy Statement (the “Proxy Statement”) is being furnished to the shareholders of 4Kids Entertainment, Inc. (“4Kids” or the “Company”), a New York corporation, in connection with the Annual Meeting of Shareholders of 4Kids (the “Annual Meeting”) to be held at 10 a.m. (Eastern Time) on Friday, May 25, 2007, at JP Morgan Chase, 270 Park Avenue, New York, New York, Room C on the 11th Floor. Accompanying this Proxy Statement is a notice of such Annual Meeting, a form of proxy solicited by the 4Kids Board of Directors and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2006 (the “Annual Report”). This Proxy Statement, the accompanying proxy and the Annual Report were first mailed to shareholders on or about April 20, 2007. Audited financial statements of 4Kids for the fiscal year ended December 31, 2006 are contained in the Annual Report. The Annual Report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

VOTING RIGHTS AND SOLICITATION OF PROXIES

        Proxies in the accompanying form which are properly executed and duly returned to 4Kids and not revoked prior to the voting at the Annual Meeting will be voted as specified. If no contrary specification is made and if not designated as broker non-votes, the shares of common stock of 4Kids, par value $.01 per share, represented by the enclosed proxy will be voted FOR the election of the nominees for director (Proposal 1), FOR the ratification of the appointment of Eisner LLP as auditors (Proposal 2) and FOR the approval of the 4Kids Entertainment, Inc. 2007 Long-Term Incentive Compensation Plan (Proposal 3). In addition, the shares of common stock represented by the enclosed proxy will be voted by either of the persons named therein, in such person’s discretion, with respect to any other business which may properly come before the Annual Meeting or any adjournment or postponements thereof. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting by filing with the Secretary of 4Kids a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

        The Board of Directors has fixed the close of business on April 9, 2007 as the record date for the determination of the shareholders entitled to receive notice of, and to vote at, the Annual Meeting. The holders of one-third of the voting power of all issued and outstanding shares of common stock present in person, or represented by proxy, shall constitute a quorum at the Annual Meeting. Assuming the presence of a quorum, the affirmative vote by the holders of a majority of the votes cast at the Annual Meeting is necessary to approve Proposal 2 and 3. The affirmative vote by a plurality of the votes cast at the Annual Meeting is required for the election of directors (Proposal 1).

        On April 9, 2007, the record date for the Annual Meeting, 4Kids had 13,183,718 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter to come before the Annual Meeting. There is no cumulative voting. Votes shall be counted by 4Kids’ transfer agent.

        Shares represented by proxies designated as broker non-votes will be counted for purposes of determining a quorum. Broker non-votes occur when a broker nominee does not vote on one or more other matters at a meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote. Shares represented by proxies marked as abstentions will also be treated as present for purposes of determining a quorum and for purposes of determining the outcome of a vote on any matter, but will not serve as a vote “for” or “against” any matter. Shares represented by proxies designated as broker non-votes, however, will not be treated as present for purposes of determining the outcome of a vote on any matter.

Expenses

        All expenses in connection with solicitation of proxies will be borne by 4Kids. Officers and regular employees of 4Kids may solicit proxies by personal interview, telephone and telegraph. Brokerage houses, banks and custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and the Proxy Statement. Georgeson Inc. has been engaged to assist in the solicitation of proxies, brokers, nominees, fiduciaries and other custodians. 4Kids will pay Georgeson Inc. approximately $7,000 for its services and reimburse its out-of-pocket expenses.

PROPOSAL 1 — ELECTION OF DIRECTORS

        The directors are elected annually by the shareholders of 4Kids. The 4Kids By-laws provide that the number of directors shall not be less than three nor more than seven unless and until otherwise determined by vote of a majority of the entire Board of Directors. In accordance therewith, a total of six persons have been designated by the Board of Directors upon the recommendation of the 4Kids Nominating and Corporate Governance Committee as nominees and are being presented to the shareholders for election at the Annual Meeting. The directors to be elected at the Annual Meeting shall be determined by a plurality of the votes cast at the Annual Meeting.

        The six persons named below, who currently constitute the entire Board of Directors, have been nominated for election to serve as directors until the next Annual Meeting and until their respective successors have been duly elected and qualified:

• Richard Block	• Michael Goldstein	• Samuel R. Newborn

• Jay Emmett	• Alfred R. Kahn	• Randy O. Rissman

        The Board of Directors recommends that shareholders vote FOR the director nominees named above, and, unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the appointees named thereon intend so to vote. All of the nominees have consented to serve as directors, if elected. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for the election of such other person or persons as the remaining members of the Board of Directors may recommend.

MANAGEMENT

Directors and Executive Officers

        The directors and executive officers of 4Kids, as of April 9, 2007, are as follows:

Name	Age	Position
Daniel Barnathan	52	President of 4Kids Ad Sales, Inc.
Richard Block (1)(2)(3)	66	Director
Jay Emmett (1)(2)(3)	78	Director
Bruce R. Foster	47	Executive Vice President, Chief Financial Officer

Bryan Gannon	49	Chief Executive Officer of TC Digital Games LLC

Michael Goldstein (1)(2)(3)	65	Director
Norman Grossfeld	43	President of 4Kids Productions, Inc.
Alfred R. Kahn	60	Chairman of the Board of Directors, Chief Executive Officer

Brian Lacey	56	Executive Vice President, International
John Milito	33	Executive Vice President of TC Digital Games LLC

Samuel R. Newborn, Esq	52	Executive Vice President, General Counsel
Randy O. Rissman (1)	59	Director

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating and Corporate Governance Committee

        Daniel Barnathan has been President of 4Kids Ad Sales, Inc. since May 2006. Prior to such time, Mr. Barnathan served as Executive Vice President of Sales, Marketing and Promotions of 4Kids Ad Sales, Inc. Prior to 2001, Mr. Barnathan worked at ABC-TV for more than 23 years in various positions such as Senior Vice President of ABC-TV/Disney Kids Network and senior management positions in the sales and marketing departments of the children’s, daytime and news day-parts at the ABC-TV Network. From 2001 to 2002, Mr. Barnathan served as Executive Vice President of Sales and Marketing at CBS HealthWatch/Medscape, an online health information network. He began his career with the CBS-TV Network Research Department in 1977.

        Richard Block has been a director since January 2003. From 2000 to 2006, Mr. Block was the Chairman of the Consumer Packaging Group of Mead Westvaco, a worldwide leader in consumer packaging. The Consumer Packaging Group of Mead Westvaco provides packaging for most entertainment companies including Disney, Fox, Warner Brothers, Sony and Nintendo, among others. From 1998 to 2000, Mr. Block served as President and Chief Executive Officer of IMPAC Group, which was acquired by Westvaco in July 2000. From 1987 to1998, Mr. Block was President and Chief Executive Officer of AGI Inc. which merged with Klearfold Packaging to form IMPAC Group in 1998.

        Jay Emmett has been a director since August 1999. Mr Emmett has served as the President of the International Special Olympics since March 2007 and has been a member of the International Board of Directors for more than 30 years.

        Bruce R. Foster has been the Chief Financial Officer and Executive Vice President since December 2005. Prior thereto, Mr. Foster had served as the Senior Vice President of Finance since joining 4Kids in August 2002. From 1998 to 2002, Mr. Foster held various positions with Deloitte & Touche LLP, most recently as an Audit Director.

        Bryan Gannon has been Chief Executive Officer of TC Digital Games LLC since its inception in December 2006. Mr. Gannon has also been the Chief Executive Officer of TC Websites LLC since 2006 and the President and Chief Executive Officer of Chaotic USA Entertainment Group (CUSA) since 2003. From 1993 to 2003, Mr. Gannon served as Executive Vice President of Sales and Marketing at Bell Industries/Arrow Electronics, an industrial computer parts distributor.

        Michael Goldstein has been a director since March 2003. Mr. Goldstein was a member of the Board of Directors of Toys “R” Us, Inc. from 1994 to 2003, its Chairman from 1997 to 2001, its Chief Executive Officer from 1994 to 1997 and was employed in various other capacities at Toys “R” Us from 1984 to 1994. Mr. Goldstein currently serves on the Board of Directors of Bear, Stearns & Co., Inc., Martha Stewart Living Omnimedia, Inc., Medco Health Solutions, Inc., Pacific Sunwear of California, Inc. and United Retail Group. Mr. Goldstein also served as the chairman of the Toys “R” Us Children’s Fund, a corporate philanthropic organization that supports the health and welfare of children until May 2006.

        Norman Grossfeld has been President of 4Kids Productions, Inc., 4Kids’ television, film and home video production subsidiary, since February 1994. For two years prior to such time, he was President of Gold Coast Television Entertainment, a television production company. Mr. Grossfeld also served as Coordinating Director for NBC Sports from 1991 to 1992, and as Producer/Director for Television Programming Enterprises for NBC Sports from 1988 to 1991.

        Alfred R. Kahn has been Chairman of the Board of Directors and Chief Executive Officer of 4Kids since March 1991. Prior thereto, Mr. Kahn was Vice Chairman of the Board of Directors of 4Kids from 1987 to 1991.

        Brian Lacey has been Executive Vice President of International for 4Kids since July 2003. Prior to joining 4Kids, Mr. Lacey was the President and founder of Lacey Entertainment, a New York-based worldwide television marketing, production, and distribution company, specializing in innovative and creative approaches in the packaging, production and launching of television series in the U.S. and around the world. Prior to forming Lacey Entertainment, he was co-founder and principal of Zodiac Entertainment, a television program and marketing co-venture formed with Central Independent Television of the UK (Now Carlton Television).

        John Milito has been Executive Vice President of TC Digital Games since its inception in December 2006. Mr. Milito has also been the Executive Vice President of TC Websites LLC since 2006 and the Executive Vice President and Chief Operating Officer of CUSA since 2003.  From 1998 to 2003, Mr. Milito was a partner of strategic wealth management with Merrill Lynch, Pierce, Fenner & Smith, an investment bank.

        Samuel R. Newborn, Esq. has been Executive Vice President and General Counsel since January 2000. Prior to joining 4Kids, Mr. Newborn was a partner in the law firm of Janklow, Newborn & Ashley for more than five years.

        Randy O. Rissman has been a director since November 2005. Mr. Rissman is currently Managing Director of Leo Capital Holdings, a venture capital fund he founded in 2000. Prior to that, Mr. Rissman co-founded and was the Chief Executive Officer of Tiger Electronics, Inc., an electronic toy and game company that was sold to Hasbro, Inc., in 1998. Mr. Rissman currently serves on the Board of Directors of FunMail, Inc. and Fastmobile, Inc. Mr. Rissman also served as a Director of 4Kids from March 1991 to March 1998.

Meetings of the Board of Directors

        The Board of Directors of 4Kids met ten times during the fiscal year ended December 31, 2006 and two times subsequent to December 31, 2006 but before the filing of the 4Kids’ Annual Report on Form 10-K. All of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which he serves since the date of his appointment.

Committees of the Board of Directors

        The Audit Committee of the Board of Directors (the “Audit Committee”) currently consists of Mr. Goldstein, who serves as the Chairman, and Messrs. Block, Emmett and Rissman. The Audit Committee provides assistance to the Board of Directors in fulfilling the Board of Directors oversight responsibilities with respect to the following:

(i)	the quality and integrity of 4Kids’ financial reports;

(ii)	the performance of 4Kids’ internal audit function; and

(iii)	4Kids’ compliance with legal and regulatory requirements.

In addition, the Audit Committee:

(i)	has sole authority to appoint or replace 4Kids’ independent auditors;

(ii)	oversees the independent auditors’ qualifications, independence and performance;

(iii)	discusses with 4Kids’ management, the internal auditors and the independent auditors the scope of the annual audit; and

(iv)	determines the compensation for audit and permissible non-audit services to be provided by the independent auditors.

        The Board of Directors has determined that one of the Committee’s members, Mr. Goldstein, qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”). Mr. Goldstein is a member of the audit committee of four other public companies. The Company’s Board of Directors has determined that Mr. Goldstein’s service on the other audit committees does not impair his ability to serve effectively on the Company’s Audit Committee. The Audit Committee met four times during fiscal 2006 and one time subsequent to December 31, 2006, but before the filing of the 4Kids’ Annual Report on Form 10-K. The Audit Committee’s report is included on page 20 of this Proxy Statement.

        The Compensation Committee of the Board of Directors (the “Compensation Committee”) currently consists of Mr. Emmett, who serves as the Chairman, and Messrs. Block and Goldstein. The Compensation Committee:

(i)	reviews 4Kids’ goals and objectives with respect to executive compensation;

(ii)	sets and administers 4Kids’ policies which govern annual and long-term compensation of executives;

(iii)	evaluates the CEO’s performance in light of 4Kids’ goals and objectives;

(iv)	determines and approves compensation for the CEO, other executive officers and directors of 4Kids; and

(v)	grants and administers equity incentive compensation pursuant to 4Kids stock option plans and long-term incentive compensation plans and, if Proposal 3 is approved, will administer grants and issuances of equity incentive compensation under the 4Kids Entertainment, Inc. 2007 Long-Term Incentive Compensation Plan.

        The Compensation Committee met nine times during fiscal 2006 and met two times subsequent to December 31, 2006, but before the filing of 4Kids’ Annual Report on Form 10-K. The Compensation Committee’s report is included on page 19 of this Proxy Statement.

        The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) currently consists of Mr. Block, who serves as the Chairman, and Messrs. Emmett and Goldstein. The Nominating Committee assists the Board of Directors in:

(i)	identifying individuals qualified to become members of the Board of Directors;

(ii)	assessing the skills, background and abilities of each candidate;

(iii)	assisting in assessing the independence of members of the Board of Directors; and

(iv)	recommending the director nominees to be proposed for election at the annual meeting of shareholders.

        The Nominating Committee met one time during fiscal 2006 and one time subsequent to December 31, 2006, but before the filing of the 4Kids’ Annual Report on Form 10-K. The Nominating Committee does not solicit director nominations but will consider recommendations by shareholders sent to the Secretary of 4Kids Entertainment, Inc. at 1414 Avenue of the Americas, New York, New York 10019. No formal procedures are required to be followed by shareholders in submitting such recommendations. Candidates proposed by shareholders will be considered by the Nominating Committee in substantially the same manner as other nominees.

Independence of Directors

        The New York Stock Exchange (“NYSE”) has implemented independence standards for companies listed on the NYSE. These standards require a majority of our Board of Directors to be independent and every member of our Audit Committee, Compensation Committee, and Nominating Committee to be independent. A director is considered independent only if our Board of Directors “affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the company).”

        Our Board of Directors, using the standards established by the NYSE, has determined that the following directors are independent: Richard Block; Jay Emmett; Michael Goldstein; and Randy O. Rissman. In addition, our Board of Directors has determined that each of the members of the Audit, Compensation and Nominating Committees are “independent”.

        Our Audit, Compensation and Nominating Committees each operate under written charters adopted by the Board of Directors. These charters are available for review, free of charge, on 4Kids’ website at www.4kidsentertainment.com. In addition, a printed copy of the charters of the Board Committees will be provided to any of our shareholders who submit a request therefor to the Secretary of 4Kids Entertainment, Inc. at 1414 Avenue of the Americas, New York, New York 10019.

Communications with the Board of Directors

        Shareholders or other interested parties may communicate directly with any presiding director, committee member or the non-management directors as a group by writing to 4Kids Entertainment, Inc.‘s Secretary at the following address: 4Kids Entertainment, Inc., 1414 Avenue of the Americas, New York, New York 10019. The Secretary has been directed to forward all relevant correspondence to the relevant director, committee member or group of directors.

Attendance at Annual Meetings

        4Kids encourages all incumbent directors and nominees for election as director to attend the Annual Meeting. Each of Messrs. Block, Emmett, Goldstein, Kahn, and Newborn attended the Annual Meeting in May 2006, which was then adjourned until June 2006.

Executive Sessions of Non-Employee, Non-Management Directors

        Non-employee, non-management board members meet without management present at each regularly scheduled board meeting. During the non-management director sessions, the presiding director is determined by the committee session under which the meeting is being held or the agenda item being discussed. Accordingly, the Audit Committee Chair presides at the Audit Committee non-management director sessions, the Compensation Committee Chair presides at the Compensation Committee non-management director sessions and the Nominating/Corporate Governance Chair presides at the Nominating/Corporate Governance non-management director sessions.

Corporate Governance Guidelines

        The NYSE rules require listed companies to adopt corporate governance guidelines. 4Kids has adopted such guidelines which are available for review, free of charge, on 4Kids’ website at www.4kidsentertainment.com. In addition, a printed copy of our corporate governance guidelines will be provided to any of our shareholders who submit a request therefor to the Secretary of 4Kids Entertainment, Inc. at 1414 Avenue of the Americas, New York, New York 10019.

Code of Ethics

        We have a code of ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of the our Code of Ethics and Business Conduct is available for review, free of charge, on the our website at www.4kidsentertainment.com. In addition, a printed copy of our Code of Ethics will be provided to any of our shareholders who submit a request therefor to the Secretary of 4Kids Entertainment, Inc. at 1414 Avenue of the Americas, New York, New York 10019.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

        Our Compensation Committee (for purposes of this discussion, the “Committee”) is responsible for establishing, implementing and continually monitoring the compensation structure of our Company. The Committee’s goal is to ensure that the total compensation packages for our named executive officers (“NEOs”) are fair, reasonable and competitive.

        The compensation arrangements for our NEOs are designed to satisfy two core objectives:

• retain, motivate and attract executives of the highest quality in key positions in the various business segments of our company; and

• align the interests of the NEOs with those of our stockholders by rewarding performance above our established goals, with the ultimate objective of improving stockholder value.

        Our NEO compensation packages currently consist of base salary, discretionary cash bonuses, equity incentive compensation and other benefits which are intended to provide our NEOs with aggregate compensation packages that satisfy the core objectives set forth above. The payment of discretionary cash bonuses is based principally on achieving or exceeding our financial objectives along with successful implementation of initiatives that position us for future growth and increased stockholder value. At this time, other than for Mr. Kahn, we do not provide NEOs with any supplemental retirement benefits, qualified pension plans or deferred compensation plans other than the 401(k) plan to which the NEOs may contribute.

        Our compensation philosophy is driven in large part by the fact that we are in the highly competitive entertainment industry where we must compete with companies that have substantially greater financial resources. We recognize that our need to be competitive with other firms in our industry must be balanced with the interests of our shareholders. We strive to meet this balance and arrive at appropriate compensation packages by carefully weighing both the marketplace realities that dictate the levels of compensation for entertainment company executives and the financial positions of companies of a similar size and global scope.

        We also believe that the long-term success of our Company requires that our NEOs make decisions that in the short-term may not contribute to our financial performance, but will prepare our Company for the future and position us for the changing trends of the children’s entertainment and licensing business. We, therefore, do not look solely at short-term financial achievements in determining appropriate compensation for our NEOs but take into account their long-range planning.

        At the beginning of each year, the Committee, in conjunction with our senior executives, identifies a set of financial goals and strategic objectives for the upcoming year. The nature of our business is such that our financial performance may fluctuate from year to year based upon the success of properties represented by our Company, releases by licensees of products based on those properties, releases of theatrical motion pictures or DVDs based on such properties, and the lifecycle of our popular properties. In establishing financial goals and objectives, the Committee takes into account strategic decisions made by our NEOs that may not generate profits in the near term but are important for the future growth of our Company. The Committee also assesses the performance of each of our NEOs on an individual basis, determining whether they have contributed substantially to our current or future results. Each of these different performance measures are weighed by the Committee in determining the overall compensation package for our NEOs.

        The Committee also attempts to ensure that compensation provided to our NEOs remains competitive relative to the compensation paid to similarly situated executives of our peer companies. In order to assist the Committee in determining the appropriate basis of compensation for our NEOs, our Committee retained the services of executive compensation consultant Frederick W. Cook & Co. (“Cook”) to assist with the evaluation and structuring of executive compensation. Cook has provided the Committee with comparative data with respect to the salaries, cash bonuses and equity incentive compensation paid by companies within our peer group to their executives. In addition, our Chief Executive Officer (“CEO”) and other senior officers assist the Committee in analyzing our general compensation policies. Our CEO also consults with the Committee regarding the aggregate compensation to be paid to other executive officers. This process assists the Committee in determining how to utilize the elements of the compensation package to best motivate our NEOs and to ensure the satisfaction of our short and long-term business goals.

        The discussion below addresses the principal elements of our NEO compensation. Please also consult the compensation tables beginning on page 16 for more detailed information.

Base Salary

        We establish base salaries that are sufficient, in the Committee’s judgment, to retain and motivate our NEOs. In determining appropriate salaries, the Committee considers each NEO’s scope of responsibility and accountability within our Company and reviews the NEO’s compensation, individually and relative to other officers, as well as market data provided by our outside consultants. In 2006, we granted increases in base salary to our NEOs based on a number of factors, including, the significant added responsibilities undertaken by our CEO, Chief Financial Officer (“CFO”) and General Counsel in light of the decision not to replace our former Chief Operating Officer (“COO”) and due to the commencement of our trading card and distribution business segment. The Committee also considered the fact that two of our NEOs (Messrs. Grossfeld and Newborn) had not received an increase in base salary since calendar year 2002 while a third (Mr. Lacey) had not received an increase since 2003. These considerations made increases in base salary appropriate for the NEOs, in the Committee’s judgment. The increases in base salary for each NEO are set forth below in the discussion of the employment agreements of the NEOs.

Discretionary Cash Bonuses

        The Committee believes that discretionary cash bonus compensation for NEOs should be directly linked to our overall corporate financial performance, individual performance and our success in achieving both our short-term and long-term strategic goals. In assessing the performance of our Company and our NEOs during 2006, the Committee considered our performance in the following areas:

• Sustaining the performance of our core properties;

• Identifying and developing future properties;

• Distributing our content across additional channels of distribution;

• Continuing to reduce operating costs across our Company’s various business segments;

• Developing new initiatives to respond to changing trends in the children’s entertainment world; and

• Maintaining our reputation for integrity.

        Our bonuses are structured to be deductible under Section 162(m) of the Internal Revenue Code which denies publicly-held corporations a federal income tax deduction for compensation in excess of $1 million paid to the CEO and the four other most highly compensated officers during a fiscal year unless the compensation is “performance-based.” We believe that our process of awarding cash bonuses satisfies this requirement; however, there can be no assurance that any amounts paid as discretionary cash bonuses will be deductible.

        In 2006, the Committee awarded Mr. Foster a discretionary cash bonus of $150,000 based on a number of factors, including his strong performance as CFO, his assumption of certain responsibilities of our former COO and the comparison of his salary to our other NEOs, as well as our peer group. The other NEOs did not receive discretionary cash bonuses in 2006 as a result of our lackluster financial performance. The bonuses awarded by the Committee for 2006 are detailed in the Summary Compensation Table on page 16.

        In 2006, our Chairman and CEO, Alfred R. Kahn, received a bonus of $225,000 which was paid at the time his new employment agreement with us was signed. The Committee determined that it was appropriate to award Mr. Kahn the foregoing bonus because under the terms of Mr. Kahn’s new employment agreement he gave up certain benefits that were in his prior employment agreement, including a rolling five-year term and a bonus equal to 10% of our Company’s pretax profits.

    Messrs. Grossfeld, Lacey and Newborn had a guaranteed contractual bonus of $150,000 per annum under their employment agreements. In 2006, each of them agreed to amend their respective agreements to eliminate these guaranteed bonuses and to increase their annual base salary by the same amount. As previously mentioned, Messrs. Grossfeld and Newborn had not received a raise in base salary since 2002 and Mr. Lacey had not received an increase in base salary since 2003.

        In view of the base salary increases granted to various NEOs in 2006 and 2007, we do not expect to pay discretionary cash bonuses to our NEOs in 2007 unless our financial performance significantly improves or there are other performance related factors for individual NEOs that merit payment of a discretionary cash bonus.

Equity Incentive Compensation

        We believe that our equity incentive compensation arrangements are an important factor in developing an overall compensation program that is competitive with our peer group of companies and that aligns the interests of our NEOs with those of our stockholders.

        Prior to fiscal year 2006, stock options were the only forms of equity compensation as incentive compensation paid by us for our NEOs and other employees, primarily because of the favorable tax treatment of such stock options to our Company and because we believed that stock options effectively aligned the long-term interests of management with our stockholders. Since NEOs do not benefit from stock options unless the price of our stock increases after the grant date as compared with the grant price, they clearly provide NEOs with an added incentive to build shareholder value. We have not in the past, repriced the exercise price for stock options that have been granted when the future stock price has decreased below the exercise price of such stock options. In view of the unfavorable change in the accounting treatment for stock options, we began granting restricted stock to our NEOs in 2006. The date of our awards of stock options or restricted stock is established by the Committee at a meeting held approximately four to six weeks prior to the date of grant. Our restricted stock program for 2006 granted shares of our Company stock to our NEOs as set forth in the compensation tables on page 17. Under the 2006 restricted stock award program implemented by the Committee, grants of restricted stock vest over a period of years in order to serve as an inducement for the NEOs to remain in the employ of our Company. It is contemplated that we will continue to offer restricted stock as the principal component of our equity compensation arrangement for our NEOs.

        The number of shares of restricted stock awarded to our NEOs is established by the Committee in consultation with our CEO, taking into account a number of factors, including the position, job performance and overall responsibility of each NEO. Since the value of the restricted stock granted to our NEOs is based upon the price of our shares, the Committee believes that the restricted stock program is a significant incentive to our NEOs to continue to build shareholder value. The Committee also believes that the multi-year vesting periods for the restricted stock will be helpful in linking equity compensation to long-term performance.

Stock Ownership

        We do not currently have any stock ownership guidelines or requirements in place for our NEOs. However, we anticipate that the issuance of restricted shares to our NEOs and other executives will over time increase the number of shares of Company stock held by them. The ownership of actual shares should further serve to align the interests of the NEOs and other executives with our stockholders.

401(k) Plan

        We maintain a 401(k) plan for our NEOs and other employees. Our Company currently matches twenty-five percent of the first six percent of the employees’ contribution of salary to the 401(k) plan. For 2006, we contributed $9,900 in matching contributions to the 401(k) plan accounts of our NEOs.

Employment Agreements

        In view of the competitive nature of the entertainment business and the greater financial resources of many of our competitors, the Committee believes that it is in our best interest to enter into employment agreements with our NEOs and other key executives. In 2006, we entered into a new employment agreement with our Chairman and CEO, Alfred R. Kahn, and also amended the employment agreements of Messrs. Foster, Newborn, Grossfeld and Lacey. The Committee believes that by virtue of these actions, it has secured the services of an experienced management team at least through 2009. The following is a summary of the employment agreements of our NEOs.

        On December 15, 2006, Alfred R. Kahn entered into a Second Amended and Restated Employment Agreement pertaining to Mr. Kahn’s service as our Chairman of the Board and CEO (the “Kahn Agreement”). Under the Kahn Agreement, Mr. Kahn’s employment will continue until December 31, 2012, thereafter, the term will be automatically extended for one (1) year periods unless either our Company or Mr. Kahn provides written notice at least six (6) months prior to the expiration of the then-current term that such party does not want to extend the term. Effective December 15, 2006, Mr. Kahn’s annual base salary increased from $700,000 to $900,000; he is eligible to receive salary increases, cash bonuses, and grants of equity compensation, determined at the sole discretion of the Committee. In addition, Mr. Kahn received a bonus of $225,000 upon execution of the agreement.

    Mr. Kahn’s prior employment agreement provided for: (i) a five year rolling “term” (i.e., the term automatically extended for one year at the end of every calendar year resulting in the term remaining at five years) and (ii) Mr. Kahn to receive a bonus equal to 10% of our pre-tax profits. Both of these provisions have been eliminated in the Kahn Agreement. Mr. Kahn assumed some of the responsibilities previously discharged by the former COO, whose employment was terminated in April 2006 and who has not been replaced. Additionally, Mr. Kahn will be serving as Chairman of our new trading card and website ventures, TC Digital Games LLC and TC Websites LLC. The Committee, accordingly, determined that an increase in salary for Mr. Kahn was appropriate given the substantial increase in his responsibilities.

        The Kahn Agreement provides that in the event that (a) we notify Mr. Kahn at least 6 months prior to the end of the term of our intent not to extend the Agreement, unless we have “cause” to terminate him, as defined in the Kahn Agreement or (b) our Company and Mr. Kahn fail to reach an agreement after the expiration of the then-current term, Mr. Kahn will be entitled to receive a “Retirement Benefit” equal to the greater of (i) 2.99 times his average annual compensation during the five calendar years prior to the event triggering the payment of the Retirement Benefit (determined on the basis of the salary and all bonuses to which Mr. Kahn was entitled to receive during such period, without accounting for any waiver by Mr. Kahn of his right to receive any such amounts), and (ii) $5 million. The Retirement Benefit will be payable ratably over an 18 month period. In addition, he will be able to receive all group health benefits he was receiving at the date of termination of the Agreement to the extent permissible under such plans for three years following the expiration of the Agreement (the “Health Benefits”).

        In the event that Mr. Kahn’s employment (a) terminates due to his death, Mr. Kahn’s estate will be entitled to receive the Retirement Benefit, payable in a lump sum within 90 days thereafter, (b) terminates due to his physical or mental disability, or by us without “cause”, he will be entitled to receive the Retirement Benefit, payable ratably over an 18 month period, and the Health Benefits, or (c) is terminated by Mr. Kahn within six months after the occurrence of a “Change In Control” or because of our material breach of the Agreement, Mr. Kahn will be entitled to receive the Retirement Benefit, payable in a lump sum upon the date of such termination, and the Health Benefits.

        In the event that Mr. Kahn resigns, retires or otherwise voluntarily terminates his employment (“Resigns”), he will be entitled to receive (a) an amount equal to the “Special Retirement Benefit” and (b) the Health Benefits. If Mr. Kahn Resigns prior to his 62nd birthday, the Special Retirement Benefit will be an amount equal to his average annual compensation with respect to the five calendar years prior to the resignation (determined in the same manner as for the determination of the Retirement Benefit), payable ratably over one year. If Mr. Kahn Resigns after his 62nd birthday but before his 65th birthday, the Special Retirement Benefit will be an amount equal to twice the amount set forth in the immediately preceding sentence, payable over two years. If he resigns after his 65th birthday, the Special Retirement Benefit will be equal to the Retirement Benefit, payable over three years.

        In the event that any payment of the Retirement Benefit or the Special Retirement Benefit is (a) required to be made by our Company in installments, such installments will not begin to be paid during the first six months following the applicable termination date (the “Six Month Period”) and will instead during such period accrue (together with interest thereon at the Prime Rate of Citibank N.A. in effect from time to time during such period) and be paid in a lump sum payment at the end of the Six Month Period, or (b) payable in a lump sum which (together with interest thereon at the Prime Rate of Citibank N.A. in effect from time to time during such six month period) shall not be payable until the end of the Six Month Period, unless Mr. Kahn and our Company determine that, under Section 409A of the Internal Revenue Code of 1986, additional taxes, and interest will not apply if such installments or lump sum are paid prior to the expiration of the Six Month Period.

        The Kahn Agreement also contains a covenant not to compete which provides that he will not engage in competition with our Company for a period of 24 months following the date of termination of his employment as well as other customary covenants concerning non-disclosure of confidential information.

        On January 9, 2006, Mr. Foster entered into an employment agreement to serve as our Executive Vice President and CFO, which was amended on January 30, 2007 and April 16, 2007. Under the terms of his employment agreement, as amended, Mr. Foster’s employment will continue until December 31, 2009. In 2006, Mr. Foster received a base salary of $350,000 and, as described above, a discretionary bonus of $150,000. Beginning in 2007 and continuing through 2009, Mr. Foster will be entitled to an annual base salary of $550,000, and will be eligible to receive salary increases at the sole discretion of the Committee and an annual cash bonus based upon quantitative and qualitative criteria to be established at the sole discretion of the Committee, in connection with our business plan, if any, for such fiscal year. If we terminate Mr. Foster without “cause” (as defined in his employment agreement), he will be entitled to receive his full salary, fringe benefits and Non-Extension Severance Benefit (as defined below) for the balance of the term of his agreement (the “Remaining Term Severance Benefit”); provided, that if such termination is within six months following a “Change of Control” (as defined in his agreement), he will be entitled to receive the greater of his Remaining Term Severance Benefit and his Change of Control Severance Benefit (as defined below). In the event that Mr. Foster’s agreement is not extended beyond its term for at least one year on at least the same terms and conditions as were in effect in 2009, he will be entitled to receive a severance benefit equal to three weeks of his base salary (as of the last calendar year of employment) for each year of employment with us (“Non-Extension Severance Benefit”). If Mr. Foster’s employment terminates due to his death or disability, he will be entitled to receive his salary and fringe benefits through the date of termination. Mr. Foster has the right to terminate his agreement within six months after the occurrence of the Change of Control, and to receive a payment equal to 2.99 times his average annual compensation (including bonuses), if any, paid by our Company during the three calendar years prior to the Change of Control. Such payment shall be made in a lump sum payment as of the date that Mr. Foster voluntarily terminates his employment. Mr. Foster’s agreement provides that he will not engage in competition with our Company for a period of 12 months following the date of his termination as well as other customary covenants concerning non-disclosure of confidential information.

        Mr. Grossfeld and Mr. Newborn each have an employment agreement that was amended on March 2, 2006. Under the terms of these amended agreements, each of Messrs. Grossfeld’s and Newborn’s employment will continue until December 31, 2009. For the 2006 calendar year, Messrs. Grossfeld and Newborn was entitled to receive a base salary of $500,000 with no guaranteed bonus, and for each of calendar years 2007-2009 they each will be entitled to receive an annual base salary of $700,000. For calendar years 2007-2009, each of them will be eligible to receive salary increases at the discretion of the Committee and an annual cash bonus in an amount, if any, to be determined in the sole discretion of the Committee in conjunction with our CEO. If we terminate Mr. Grossfeld or Mr. Newborn without “cause” (as defined in their respective amended employment agreements), Mr. Grossfeld or Mr. Newborn (as the case may be) will be entitled to receive his full salary, fringe benefits and Non-Extension Severance Benefit (as defined below) for the balance of the term of his agreement (the “Remaining Term Severance Benefit”); provided, that if such termination is within six months following a “Change of Control” (as defined in his agreement), he will be entitled to receive the greater of the Remaining Term Severance Benefit and the Change of Control Severance Benefit (as defined below). In the event that Mr. Grossfeld’s or Mr. Newborn’s agreement (as applicable) is not extended beyond its term for at least one year on at least the same terms and conditions as were in effect in 2009, Mr. Grossfeld or Mr. Newborn (as the case may be) will be entitled to receive a severance benefit equal to three weeks of his base salary (as of the last calendar year of employment) for each year of employment with our Company (“Non-Extension Severance Benefit”). If Mr. Grossfeld’s or Mr. Newborn’s employment terminates due to his death or disability, he will be entitled to receive his salary and fringe benefits through the date of termination. Each of Messrs. Grossfeld and Newborn have the right to terminate the agreement at any time within six months of the occurrence of a Change of Control, and to receive a payment equal to 2.99 times his average annual compensation (including bonuses, if any) during the three years preceding the date such termination (the “Change of Control Severance Benefit”). Each of Messrs. Grossfeld and Newborn’s agreements provides that he will not engage in competition with our Company for a period of 24 months following the date of his termination as well as other customary covenants concerning non-disclosure of confidential information.

        Mr. Lacey has an employment agreement with us that was amended on October 26, 2006. Under the terms of his amended agreement, Mr. Lacey’s employment will continue until December 31, 2009. Mr. Lacey received an annual base salary of $500,000 for 2006 and will be entitled under his agreement to receive an annual base salary of $550,000 for 2007 and $600,000 for 2008 and 2009, in each case subject to increase at the discretion of the Committee and an annual cash bonus in an amount, if any, to be determined at the sole discretion of the Committee, in conjunction with our CEO. If we terminate Mr. Lacey without “cause” (as defined in his amended employment agreement), Mr. Lacey will be entitled to receive his full salary and fringe benefits for the balance of the term of his agreement. If Mr. Lacey’s employment terminates due to his death or disability, he will be entitled to receive his salary and fringe benefits through the date of termination. Mr. Lacey’s agreement provides that he will not engage in competition with us for a period of 24 months following the date of his termination as well as other customary covenants concerning non-disclosure of confidential information.

Summary Compensation Table

        The following table shows compensation paid, accrued or expensed with respect to our NEOs for the year ended December 31, 2006:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards ($)	All Other Compensation (2)($)	Total ($)
Alfred R. Kahn, Chairman of the Board of Directors, Chief Executive Officer	2006	$708,333	$225,000	$74,800	$ --	$41,400	$1,049,533

Bruce R. Foster, Executive Vice President, Chief Financial Officer	2006	$350,000	$150,000	$20,082	$ --	$20,440	$540,522

Samuel R. Newborn, Esq., Executive Vice President, General Counsel	2006	$500,000	$--	$20,082	$--	$15,640	$535,722

Norman Grossfeld, President, 4Kids Productions, Inc.	2006	$500,000	$--	$20,082	$--	$12,340	$532,422

Brian Lacey, Executive Vice President, International	2006	$500,000	$--	$15,061	$--	$12,340	$527,401

Steven Grossman, (3) Executive Vice President, Chief Operating Officer	2006	$186,667	$--	$--	$--	$1,541,196	$1,727,863

(1)     The amounts in this column reflect the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), of awards granted pursuant to the 2006 Long-Term Incentive Compensation Plan. Assumptions used in the calculation of these amounts are included in footnote 7 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2007.

(2)     The following table lists all amounts included in the “All Other Compensation” column for each named executive officer:

	Year	Medical Premium	Life Insurance Premium	Matching Contributions ($)	Car Allowance ($)	Severance ($)	Total ($)
Alfred R. Kahn	2006	$11,650	$690	$3,300	$25,760	--	$ 41,400

Bruce R. Foster	2006	$11,650	$690	$3,300	$ 4,800	--	$ 20,440

Samuel R. Newborn	2006	$11,650	$690	$3,300	--	--	$ 15,640

Norman Grossfeld	2006	$11,650	$690	--	--	--	$ 12,340

Brian Lacey	2006	$11,650	$690	--	--	--	$ 12,340

Steven Grossman	2006	$ 3,773	$173	--	$ 5,250	$1,532,000	$1,541,196

(3)     On April 6, 2006, Steven Grossman was terminated as Executive Vice President and the Chief Operating Officer of the Company stepped down as a member of the Board of Directors. Under the terms of his severance agreement, for two years Mr. Grossman shall receive: (i) his base salary of $700,000; (ii) the average of the cash bonus of actually paid to him for the three preceding years from his termination date; (iii) his car allowance of $21,000 per year; (iv) all group health benefits that he was receiving at the time of termination.

        The following table shows the amount of restricted stock and the grant date fair value awarded to NEOs during 2006:

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)	Estimated Future Payouts Under Equity Incentive Plan Awards ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Alfred R. Kahn	05/23/06	--	--	29,798	--	--	$74,800

Bruce R. Foster	05/23/06	--	--	8,000	--	--	$20,082

Samuel R. Newborn	05/23/06	--	--	8,000	--	--	$20,082

Norman Grossfeld	05/23/06	--	--	8,000	--	--	$20,082

Brian Lacey	05/23/06	--	--	6,000	--	--	$15,061

Steven Grossman	--	--	--	--	--	--	--

(1)     The applicable assumptions for determining the grant date fair value of restricted stock and option awards are described in footnote (1) to the Summary Compensation Table.

Equity Exercised or Vested and Year-End Equity Values

        The following tables show information regarding the value of options exercised and restricted stock vested during 2006 and certain information about unexercised options and unvested restricted stock at December 31, 2006:

Name	Number of Shares acquired on Exercise (#)	Value realized on Exercise ($)(1)	Number of Shares acquired on Vesting (#)	Value realized on Vesting ($)(1)
Alfred R. Kahn	--	--	--	--

Bruce R. Foster	4,000	$24,583	--	--

Samuel R. Newborn	--	--	--	--

Norman Grossfeld	--	--	--	--

Brian Lacey	--	--	--	--

Steven Grossman	15,000	$79,876	--	--

(1)     Value represents market value at exercise less the exercise price. 17

Outstanding Equity Awards as of December 31, 2006

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#)Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of the Share or Units of Stock That Have Not Vested ($)(1)
Alfred R. Kahn	120,000	-	$ 0.92	01/01/08	29,798	$542,920
	75,000	--	$ 3.10	11/12/08	--	--
	100,000	--	$33.28	12/21/09	--	--
	150,000	--	$ 8.94	01/01/11	--	--
	140,000	--	$20.03	01/01/12	--	--
	137,600	--	$11.80	04/01/08	--	--
	100,000	--	$22.37	04/01/09	--	--
	150,000	--	$20.56	04/25/10	--	--

Bruce R. Foster	20,000	--	$19.01	08/16/07	8,000	$145,760
	3,500	--	$11.80	04/01/08	--	--
	15,000	--	$22.37	04/01/09	--	--
	25,000	--	$20.56	04/25/10	--	--

Samuel R. Newborn	27,600	--	$11.80	04/01/08	8,000	$145,760
	30,000	--	$22.37	04/01/09	--	--
	30,000	--	$20.56	04/25/10	--	--

Norman Grossfeld	37,600	--	$11.80	04/01/08	8,000	$145,760
	30,000	--	$22.37	04/01/09	--	--
	35,000	--	$20.56	04/25/10	--	--

Brian Lacey	30,000	--	$22.37	04/01/09	6,000	$109,320
	25,000	--	$20.56	04/25/10	--	--

Steven Grossman	15,000	--	$22.37	04/06/07	--	--
	15,000	--	$20.56	04/06/07	--	--

(1)Value represents the market value of the Company’s Common Stock on December 31, 2006 (based on closing price of $18.22 per share on December 29, 2006).

Potential Payments Upon Termination or Change of Control

        The table below reflects the amount of compensation payable to each of our NEOs in the event of their termination. The amount of compensation payable to each NEO upon voluntary termination, early retirement, involuntary not-for-cause termination, for cause termination, termination following a change of control and in the event of disability or death of the NEO is shown below. The amounts shown assume that such termination was effective as of December 31, 2006, and thus include amounts earned through such time and are estimates of what would be paid out to these NEOs. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from our Company. For details of the amounts payable, please refer to the “Employment Agreement” section stated above.

	Voluntary/ Normal Termination on 12/31/06	Involuntary Not For Cause Termination on 12/31/06		For Cause Termination on 12/31/06	Involuntary for Good Reason Termination (Change-of-Control) on 12/31/06		Death on 12/31/06	Disability on 12/31/06
Alfred R. Kahn	$2,065,507	$6,219,592	(1)	--	$6,219,592	(1)	$6,175,865	$6,219,592	(1)

Bruce R. Foster	--	$1,776,910	(1)	--	$1,776,910	(1)	--	--

Samuel R. Newborn	--	$2,339,650	(1)	--	$2,339,650	(1)	--	--

Norman Grossfeld	--	$2,510,323	(1)	--	$2,510,323	(1)	--	--

Brian Lacey	--	$1,787,727	(1)	--	--		--	--

(1)     Included in this calculation is benefits consisting of $35,657 for health benefits and $2,070 for life insurance.

REPORT OF THE COMPENSATION COMMITTEE

        As part of our responsibilities, we have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears on page 19 of this proxy statement. Based on such review and discussion, we have recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement and in the company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Jay Emmett, Chairman
Richard Block
Michael Goldstein

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes 4Kids’ existing equity compensation plans as of December 31, 2006:

Plan Category	(a) Number of Securities to Be Issued upon Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders:
Stock Options	2,280,800	$ 17.90	328,475

Restricted Stock	138,298	N/A	161,702 (1)

Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)     Under the 2006 Long-Term Incentive Compensation Plan, the Company can issue either 600,000 stock options or 150,000 restricted shares. It is the intention of the Compensation Committee to issue the awards as restricted shares and this amount has thus been reflected in this calculation.

Compensation of Directors

        The form and amount of director compensation is determined by our Board of Directors upon the recommendation of the Committee. Each member of the Board of Directors who is not an employee of our Company (a “Non-Employee Director”) receives $45,000 annually for his service on the Board of Directors. The chairman of the Audit and Compensation Committees each receive an additional $15,000 annually. The chairman of the Nominating and Corporate Governance Committee receives an additional $5,000 annually. At the discretion of the Board of Directors, the Non-Employee Directors are eligible to receive grants of restricted stock or options to purchase shares of our common stock at an exercise price equal to the fair market value of a share of common stock on the date of grant. All directors are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors.

        Our Non-Employee Directors are Messrs. Block, Emmett, Goldstein, and Rissman. During the fiscal year ended December 31, 2006, 4,000 shares of restricted stock were granted to each of our Non-Employee Directors. The restricted shares were granted on May 23, 2006 to Messrs. Block, Emmett and Goldstein and on June 15, 2006 to Mr. Rissman, and vest in four equal annual installments beginning one year from the date of grant.

        The following chart represents the compensation amount we paid, accrued or expensed with respect to our Non-Employee Directors for their services in 2006:

Director	Fees Earned	Stock Awards (1)	All Other Compensation	Total
Richard Block	$50,000	$10,041	--	$60,041

Jay Emmett	$60,000	$10,041	--	$70,041

Michael Goldstein	$60,000	$10,041	--	$70,041

Randy O. Rissman	$45,000	$ 8,597	--	$53,597

(1)     The amounts in this column reflect the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), of awards granted pursuant to the 2006 Long-Term Incentive Compensation Plan. Assumptions used in the calculation of these amounts are included in footnote 7 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2007.

        As of December 31, 2006, our Non-Employee Directors held the following number of unexercised stock options and the following number of unvested shares of restricted stock:

Director	Unexercised Options	Unvested Shares of Restricted Stock
Richard Block	45,000	4,000

Jay Emmett	45,000	4,000

Michael Goldstein	45,000	4,000

Randy O. Rissman	--	4,000

Compensation Committee Interlocks and Insider Participation

        As described in “Election of Directors — Committees of the Board of Directors” above, the Compensation Committee consists of Messrs. Emmett, Block and Goldstein, none of whom has ever been an officer or employee of the Company or any of its subsidiaries. During fiscal 2006, no executive officer of the Company served as a member of the Compensation Committee or board of directors of another entity, one of whose executive officers served on our Board of Directors.

Report of the Audit Committee of the Board of Directors

        Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership and Role of the Audit Committee

        4Kids’ Audit Committee currently consists of Mr. Goldstein, who serves as the Chairman, and Messrs. Block, Emmett and Rissman. The Audit Committee provides assistance to the Board of Directors in fulfilling the Board of Director’s oversight responsibilities with respect to the quality and integrity of 4Kids’ financial reports, the independence and qualifications of 4Kids’ independent auditors, the performance of 4Kids’ internal audit function and 4Kids’ compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint or replace 4Kids’ independent auditors and is directly responsible for determining the compensation and for overseeing the work of the 4Kids independent auditors. The Audit Committee met with management periodically during the year to consider the adequacy of 4Kids’ internal controls and the objectivity of its financial reporting. The Audit Committee also discussed with 4Kids’ independent auditors and with the appropriate financial personnel their evaluations of 4Kids’ internal accounting controls and the overall quality of 4Kids’ financial reporting. The Audit Committee also discussed with 4Kids’ senior management and independent auditors the process used for certifications by 4Kids’ chief executive officer and chief financial officer which is required by the SEC for certain of 4Kids’ filings with the SEC. The Audit Committee met privately with both the independent auditors and the internal auditor, each of whom has unrestricted access to the Audit Committee.

        The Board of Directors has determined that one of the Committee’s members, Mr. Goldstein, qualifies as an “audit committee financial expert” as defined by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. All of the Audit Committee members are independent as defined in the New York Stock Exchange listing standards.

Review of the Company’s Audited Financial Statements for the Fiscal Year ended December 31, 2006

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2006 with the Company’s management. The Audit Committee has discussed with Eisner LLP, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codifications of Statements on Auditing Standards AU § 380).

        The Audit Committee has also received the written disclosures and the letter from Eisner LLP required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with Eisner LLP such firm’s independence.

        Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee

Michael Goldstein
Richard Block
Jay Emmett
Randy O. Rissman

Certain Transactions Involving Management

        We have adopted a policy that if any director or executive officer or any business organizations or individuals associated with them have transacted with our Company during the year, such transactions must be reported initially to the Corporate Secretary. The information may be reported in the written questionnaire submitted by directors and executive officers annually or on an as needed basis. The Corporate Secretary then advises the Board of Directors of any such transactions for their review and determination as to whether or not to approve such transactions.

        National Law Enforcement and Firefighters Children’s Foundation — Our Chairman and CEO is the founder and President of The National Law Enforcement and Firefighters Children’s Foundation (the “Foundation”). The Foundation is a not-for-profit organization dedicated to helping the children of law enforcement and firefighting personnel and working with law enforcement and firefighting organizations to provide all children with valuable social and life skill programs. During the past three years, we contributed approximately $105,000, $125,000 and $93,000, respectively, to the Foundation.

        Brian Lacey — Brian Lacey has been Executive Vice President of International for the Company since July 2003. Prior to joining us, Mr. Lacey was the President and founder of Lacey Entertainment, a New York-based worldwide television marketing, production and distribution company (“Lacey”). Until July 2003 (when the agreement was terminated), Lacey provided consulting services to us under a fee-based agreement pursuant to which we agreed to pay Lacey a percentage of all programming sales placed by him in the international marketplace as the cash payments for such programming sales were received. During the year ended December 31, 2006, Lacey was paid approximately $341,000 for all remaining obligations with respect to this agreement.

        Chaotic USA Entertainment Group, Inc. (“CUSA”) — On December 11, 2006, 4Kids Digital Games, Inc., one of our wholly-owned subsidiaries (“4Kids Digital”) and Chaotic USA Digital Games LLC (“CUSA LLC”), a wholly owned subsidiary of CUSA, entered into an operating agreement (the “TCD Agreement”) with respect to the operation of TC Digital Games LLC (“TC Digital”), a company in which 4Kids Digital owns 53% of TC Digital’s membership interests and CUSA LLC owns 47% of TC Digital’s membership interests. TC Digital is treated as a consolidated subsidiary of 4Kids Entertainment, Inc. as a result of its majority ownership in TC Digital and its right to break any dead-locks within the TC Digital Management Committee. Bryan Gannon (“Gannon”), President and Chief Executive Officer of CUSA and John Milito (“Milito”), Executive Vice President and Chief Operating Officer of CUSA, and each own an interest of approximately 32% in CUSA.

        During 2006, the Company entered into the following transactions with CUSA and CUSA LLC, or parties related to Gannon and Milito that are summarized below:

•	Employment Agreements – On December 11, 2006, TC Digital entered into employment agreements with a term extending through December 31, 2009, with each of Gannon and Milito. Under the terms of the employment agreements, each of Gannon and Milito will receive an annual base salary of $350,000, a one-time signing bonus of $125,000 and is eligible to receive additional bonuses at the sole discretion of TC Digital’s Management Committee, on which they serve. Gannon and Milito will each receive a minimum bonus of $100,000 and $200,000 in 2007 and 2008, respectively, if TC Digital attains 60% of the projected revenues for those years approved by TC Digital’s Management Committee, which projected revenues may not be more than 20% higher than the projected revenues contained in the annual budget submitted by TC Digital’s management to such committee for approval.

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•	Chaotic Property Representation Agreement – On December 11, 2006, 4Kids Entertainment Licensing, Inc., one of our wholly-owned subsidiaries (“4Kids Licensing”), CUSA and Apex Marketing, Inc. (“Apex”), a corporation in which Gannon holds 60% of the outstanding capital stock and Milito owns 39% of the outstanding capital stock, entered into an amended and restated Chaotic property representation agreement (“CPRA”) replacing the original chaotic property representation agreement entered into by the parties in April 2005. Under the terms of the CPRA, 4Kids Licensing is granted exclusive television broadcast and production, merchandising licensing, and home video rights to the “Chaotic” Property worldwide in perpetuity, subject to certain limited exceptions. Under the terms of the CPRA, all “Chaotic” related income less approved merchandising and other expenses shall be distributed 50% to us and 50% to CUSA and Apex, excluding trading card royalties which are distributed 53% to 4Kids Digital and 47% to CUSA LLC. Additionally, all approved production expenses for television episodes based on the “Chaotic” property are allocated 50% to 4Kids Licensing and 50% to CUSA and Apex. During the year ended December 31, 2006, there were approximately $2,554,000 of production expenses and $110,000 of merchandising expenses payable by CUSA and Apex to 4Kids Licensing, collectively and there were no royalties earned and no payments due.

•	Patent License Agreements – On December 11, 2006, TC Digital and TC Websites LLC (“TC Websites”), a Delaware limited liability company in which we own, through 4Kids Websites, Inc., one of our wholly-owned subsidiaries (“4Kids Websites”), 50% of the outstanding equity interests, each entered into an agreement (the “Patent License Agreements”) with Cornerstone Patent Technologies, LLC (“Cornerstone”), a limited liability company, in which Gannon and Milito both hold a 25% membership interest. Pursuant to the Patent License Agreements, TC Digital and TC Websites obtained exclusive licenses (subject to certain exceptions) to use certain patent rights in connection with “Chaotic” and other trading card games which are uploaded to websites owned and operated by the combined entities. Additionally, each of TC Digital and TC Websites will pay Cornerstone a royalty of 1.5% of the Manufacturers Suggested Retail Price (“MSRP”) for trading cards sold in the applicable territory. As of December 31, 2006, no cards had been sold.

•	TCD Agreement – Under the terms of the TCD Agreement entered into by 4Kids Digital and CUSA LLC, TC Digital is obligated to pay fees and/or royalties to: (i) 4Kids Digital equal to 3% of TC Digital’s gross revenues up to $350,000 per year for management services performed; (ii) 4Kids Digital and CUSA equal to 3% of net sales of each pack of trading cards sold; and (iii) Dracco Company Ltd. equal to (x) 10% of the net sales of “Chaotic” trading cards and (y) an additional 1% of net sales of “Chaotic” trading cards above $50 million during a calendar year. 4Kids Digital is required under the terms of the TCD Agreement and the loan and line of credit agreements to provide loans to TC Digital from time to time in an aggregate amount equal to $8,000,000 with a maturity date of December 31, 2010 and an interest rate of 12%. As of December 31, 2006, TC Digital had borrowed approximately $139,000 from 4Kids Digital, of which no amounts were repaid. Any transaction resulting in the sale of more than 50% of TC Digital’s membership interests or in the sale of all or substantially all of TC Digital’s assets occurring while there is no debt owed from TC Digital to 4Kids Digital under the loan and line of credit or occurring prior to August 31, 2009 requires the consent of members of TC Digital holding two-thirds of its membership interests (as opposed to a majority of its membership interests). As of December 31, 2006, no royalties had been paid under this agreement.

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•	Chaotic Merchandise License Agreement – On December 11, 2006, 4Kids Licensing, CUSA and TC Digital entered into a merchandise licensing agreement pursuant to which 4Kids Licensing and CUSA granted TC Digital exclusive rights to manufacture, produce and sell the “Chaotic” trading cards and related accessories through December 31, 2016. Under the terms of the agreement, TC Digital is obligated to pay a royalty on trading cards and all related accessories equal to (i) 4% of net sales to 4Kids Licensing while any amounts are outstanding to 4Kids Digital under the loan agreement or line of credit agreement or (ii) 8% of net sales of such cards and accessories, 53% of which will be paid to 4Kids Licensing and 47% of which will be paid to CUSA. As of December 31, 2006, no royalties had been paid under this agreement.

•	TC Websites Subscription Agreement – On December 11, 2006, CUSA entered into a subscription agreement with TC Websites pursuant to which it acquired 100% of the outstanding membership interests in TC Websites in exchange for the contribution of all its rights to the www.chaoticgames.com website (the “Website”).

•	TC Websites Membership Interest Purchase Agreement – On December 11, 2006, 4Kids Websites purchased from CUSA, a 50% membership interest in TC Websites for $3,200,000. The purchase price payment was reduced by the principal amount due from CUSA to the Company pursuant to a bridge loan agreement of $300,000. Additionally, as part of the purchase price payment, 4Kids Websites made payments to CUSA and Epic Cycle Interactive, Inc. (“Epic Cycle”) for $1,705,000 and $1,195,000, respectively, for costs previously incurred by CUSA to create and design the website. Gannon currently holds less than a 1% interest in Epic Cycle.

•	Operating Agreement of TC Websites LLC – On December 11, 2006, 4Kids Websites entered into an operating agreement with CUSA for TC Websites. Under the terms of the agreement, TC Websites is obligated to pay fees to: (i) 4Kids Websites equal to 3% of gross revenues of TC Websites with a minimum fee of $100,000 and a maximum fee of $200,000 per year for management services; (ii) Gannon equal to $100,000 for services as a senior executive; and (iii) Milito equal to $100,000 for services as a senior executive. Each member of TC Websites is obligated to make capital contributions on a pro-rata basis to the extent determined by its Management Committee, which is controlled by CUSA with respect to operational matters, to be necessary to fund the operation of the Website. Any transaction resulting in the sale of more than 50% of TC Websites’ membership interests or in the sale of all or substantially all of TC Digital’s assets requires the consent of members of TC Websites holding two-thirds of its membership interests (as opposed to a majority of its membership interests).

•	Website Agreement – On December 11, 2006, TC Digital and TC Websites entered into a website agreement pursuant to which TC Websites agrees to operate and maintain the website through December 31, 2031 which will upload codes relating to the “Chaotic” trading card game and store the corresponding information. In consideration for the services provided, TC Digital will pay TC Websites a fee of 1.5% of net sales of “Chaotic” trading cards. As of December 31, 2006, there had been no sales of trading cards.

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•	Right of First Negotiation Agreement – On December 11, 2006, the Company entered into a letter agreement with TC Digital providing TC Digital with a right of first negotiation for the license of trading card rights represented by 4Kids as merchandise licensing agent for any third party property and for any property developed and wholly owned by 4Kids, through December 31, 2009, subject to the terms of 4Kids’ obligations to third parties and to other limitations. If 4Kids and TC Digital are unable to reach an agreement with respect to the license of trading card rights within a specified period, 4Kids will be free to license such trading card rights to third parties on terms no less favorable to 4Kids as the last offer made to TC Digital during such negotiations.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, we believe that, during the fiscal year ended December 31, 2006, our officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

PRINCIPAL SHAREHOLDERS

        The following table sets forth, as of April 9, 2007, certain information concerning the beneficial ownership of the shares of our common stock by (i) each person who is known by us to own beneficially more than five percent of the outstanding shares of our common stock, (ii) each of our directors, (iii) our NEOs and (iv) all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)				Percent of Class
	Shares	Options	Total
Dimensional Fund Advisors LP (2)	1,073,029	--	1,073,029		8.14%
The TCW Group, Inc. (3)	1,032,783	--	1,032,783		7.83%
William Blair & Company, L.L.C. (4)	789,756	--	789,756		5.99%
West Coast Asset Management, Inc. (5)	786,930	--	786,930		5.97%
Royce & Associates, LLC (6)	713,200	--	713,200		5.41%
Richard Block (7)	7,500	45,000	52,500		less than 1%
Jay Emmett (7)	9,300	55,000	64,300		less than 1%
Bruce Foster (7)	8,000	63,500	71,500		less than 1%
Michael Goldstein (7)	7,000	45,000	52,000		less than 1%
Norman Grossfeld (7)	8,000	142,600	150,600		1.14%
Alfred R. Kahn (7)	1,066,788	972,600	2,039,388	(8)	15.47%
Brian Lacey (7)	6,000	55,000	61,000		less than 1%
Samuel Newborn (7)	8,000	127,600	135,600		1.03%
Randy O. Rissman (7)	4,000	--	4,000		less than 1%
All directors and officers as a group (12 persons)	1,128,588	1,546,300	2,674,888		20.29%

(1)	Unless otherwise indicated, each holder possesses sole voting and investment power over the shares of common stock listed as beneficially owned.

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(2)	Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 1, 2007 by Dimensional Fund Advisors LLP on behalf of itself and its direct and indirect subsidiaries. Dimensional Fund Advisors LLP has sole voting power and sole investment power with respect to all of the shares reported as beneficially owned. The address of the holder is 1299 Ocean Avenue, Santa Monica, CA 90401.

(3)	Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2006 by the TCW Group, Inc. on behalf of the TCW Business Unit and its direct and indirect subsidiaries. The TCW Group, Inc. has shared voting power with respect to 519,183 of the shares reported as beneficially owned and shared investment power with respect to all of the shares reported as beneficially owned. The address of the holder is 865 S. Figueroa Street, Los Angeles, CA 90017.

(4)	Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 17, 2007 by William Blair and Company, L.L.C. on behalf of itself and its direct and indirect subsidiaries. William Blair and Company, L.L.C. has sole voting power and sole investment power with respect to all of the shares reported as beneficially owned. The address of the holder is 222 W. Adams Street, Chicago, IL 60606.

(5)	Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2007. West Coast Asset Management, Inc. has shared voting power and shared investment power with respect to all of the shares reported as beneficially owned. The address of the holder is 2151 Alessandro Dr., Suite 100, Ventura, CA 93001.

(6)	Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 22, 2007. Royce & Associates, LLC has sole voting power and sole investment power with respect to all of the shares reported as beneficially owned. The address of the holder is 1414 Avenue of the Americas, New York, NY 10019.

(7)	The address for Messrs. Block, Emmett, Foster, Goldstein, Grossfeld, Kahn, Lacey, Newborn and Rissman is 4Kids Entertainment, Inc., 1414 Avenue of the Americas, New York, NY 10019. Included in the share amounts beneficially owned are restricted shares issued as of December 31, 2006 which have not yet vested.

(8)	Includes 1,044,838 shares owned by Mr. Kahn, 6,000 shares owned by Mr. Kahn’s wife, and 15,950 shares held by Mr. Kahn for the benefit of his daughter under the NY/UGMA.

PROPOSAL 2 — SELECTION OF AUDITORS

        On April 9, 2007, the Audit Committee of the Board of Directors voted to propose and recommend the selection of Eisner LLP as independent auditors to examine its financial statements for the fiscal year ending December 31, 2007.

        The Audit Committee of Board of Directors has the responsibility for the selection of 4Kids’ independent auditors. Although shareholder ratification is not required for the selection of Eisner LLP, and although such ratification will not obligate 4Kids to continue using the services of such firm, the Audit Committee of the Board of Directors is submitting the selection for ratification with a view towards soliciting the shareholders’ opinion thereon, which may be taken into consideration in future deliberations.

        Representatives of Eisner LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

        As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm (the independent auditors) in order to assure that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee reviews and provides pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

The fees billed for professional services by Eisner LLP in 2006 and 2005 were approximately as follows:

Type of Fees	2006	2005
Audit Fees	$641,425	$495,000
Audit-Related Fees	36,000	10,000
Tax Fees	30,000	25,000
All Other Fees	--	--

Total	$707,425	$530,000

The fees billed for professional services by Deloitte & Touche LLP in 2006 and 2005 were approximately as follows:

Type of Fees	2006	2005
Audit Fees	$25,000	$299,000
Audit-Related Fees	5,000	10,000
Tax Fees	29,100	56,000
All Other Fees	--	--

Total	$59,100	$365,000

        In the above tables, in accordance with the SEC’s definitions and rules, “audit fees” are fees that 4Kids Entertainment, Inc. paid to Eisner LLP and Deloitte & Touche LLP for the audit of 4Kids Entertainment, Inc.‘s annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs; for the audit of 4Kids Entertainment, Inc.‘s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; for the attestation of management’s report on the effectiveness of internal control over financial reporting; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of 4Kids Entertainment, Inc.‘s financial statements and internal control over financial reporting, including services in connection with assisting the company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations; “Tax fees” are fees for tax compliance, tax advice, and tax planning; and “All other fees” are fees for any services not included in the first three categories.

        The Audit Committee of the Board of Directors recommends a vote FOR ratification of the appointment of Eisner LLP as auditors and it is intended that proxies not marked to the contrary and not designated as broker non-votes will be so voted.

PROPOSAL 3 – PROPOSED 4KIDS ENTERTAINMENT, INC. 2007 LONG-TERM INCENTIVE COMPENSATION PLAN

        Consistent with the Company’s longstanding practice of rewarding employees responsible for significant contributions to the Company’s business, the Compensation Committee has advised the Board of Directors that it is in the interest of the Company to adopt the 4Kids Entertainment, Inc. 2007 Long-Term Incentive Compensation Plan (the “Plan”). The purposes of the Plan are to provide long-term incentives to those persons with responsibility for the success and growth of the Company, to associate more closely the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating a diverse and talented group of employees on a competitive basis, and to ensure a pay for performance linkage for such persons. Accordingly, on April 12, 2007, the Board of Directors, acting on the recommendation of the Compensation Committee, unanimously approved the Plan, subject to shareholder approval, and directed that it be submitted for consideration and action at the next meeting of shareholders. Adoption of the Plan requires that the Plan be approved by the affirmative vote of a majority of the shares of Common Stock voted at the meeting. Among the key features of the Plan, which the Board of Directors believes reflect the Company’s strong commitment to sound compensation and governance practices, are the following:

•	Types of Awards. The Plan allows the Company to continue to use equity to attract, retain and motivate employees and will give the Company greater flexibility to respond to changes in executive compensation practices given the anticipated impact of changes in accounting for stock options and other stock compensation. The Plan allows the Company to grant stock options (both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted shares, restricted share units, stock awards and performance shares. In the past, stock options have been the principal form of long-term equity incentive used by the Company.

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•	Limitation on Shares Issued. The Plan authorizes the issuance of up to 800,000 sharesof Common Stock, representing approximately 6.1% of the shares currently outstanding, of which no more than 400,000 shares may be issued pursuant to ISOs, with any increase in authorized shares subject to shareholder approval.

•	Full Value Awards. to the extent that “full value awards” (all awards other than stock options or SARs) are granted, such full value awards will reduce the total number of shares of Common Stock available for issuance by two shares of Common Stock for every one share of Common Stock underlying a full value award. This provision could reduce the total number of shares the Company could issue under the Plan to 400,000 shares if all of the awards granted were full value awards.

•	Share Counting. The shares underlying all awards granted under the Plan reduce the shares available for issuance regardless of whether they are settled in cash or stock. The only shares that become available for issuance again under the Plan are for awards that expire or are cancelled, forfeited or terminated without being exercised or paid out.

•	No Discounted Stock Options or SARs. All stock options and SARs must have an exercise price equal to or greater than the fair market value of the Company’s Common Stock on the date the stock option or SAR is granted.

•	No Stock Option or SAR Repricings. The Plan prohibits the repricing of stock options and SARs, and also does not allow canceling and replacing an outstanding stock option or SAR with a stock option or SAR with a lower exercise price.

•	No “Reload” Options. The Plan does not permit granting options with “reload” features that provide for automatic grants of new options when shares are tendered to pay for the exercise of previously granted options.

•	Committee. The Plan is administered by the Compensation Committee, which is comprised solely of non-employee directors who qualify as independent under the listing standards of the New York Stock Exchange, and who qualify as outside directors pursuant to Section 162(m) of the Code.

The following is a brief and non-comprehensive summary of the proposed Plan. The complete text of the Plan is attached as Exhibit A and reference is made to that Exhibit for a complete statement of the provisions of the Plan.

Administration of the Plan. The Plan will be administered by the Compensation Committee, which is currently comprised of three directors (and must under the Plan be comprised of at least three directors), each of whom is not an employee of the Company. Each member of the Compensation Committee must be a ““Non-Employee Director” within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 and an “outside director” within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986 (the “Internal Revenue Code”). The Compensation Committee has the authority to, among other things: interpret the plan; determine the persons to be granted awards under the Plan; determine the type, size and terms of awards; establish objectives and conditions for awards and whether they are met; determine whether an award may be deferred; and determine the guidelines and procedures for payment or exercise of awards. To the extent permitted by law, the Compensation Committee may delegate its authority to one of more of its members or other persons.

Awards.     The Plan provides for the grant of ISOs that satisfy the requirements of Section 422 of the Internal Revenue Code, NQSOs, SARs, restricted shares, restricted share units, stock awards and performance shares, each as defined in the Plan.

Eligibility.     Participants in the Plan will be selected on the basis of demonstrated ability to contribute substantially to the effective management or financial performance of the Company. The Compensation Committee will select participants in the Plan from among those directors who are employees of the Company or its domestic subsidiaries; employees of the Company and its domestic subsidiaries (including executive officers and officers of the Company); employees of international subsidiaries of the Company; and consultants. Non-employee directors are also eligible to receive stock awards and restricted shares under the Plan.

Shares of Common Stock Subject to the Plan. Unless otherwise authorized by the Company’s shareholders, or subject to adjustment for certain dilutive or related events, the maximum aggregate number of shares of Common Stock available for issuance under the Plan will be 800,000 shares. Any of the authorized shares may be used for any of the types of awards described in the Plan, except that no more than 100,000 shares may be issued pursuant to incentive stock options.

In connection with the grant of an option or other award (other than a full value award), the number of shares available for issuance under the Plan shall be reduced by the number of shares in respect of which such option or other award is granted or denominated. If full value awards are granted, each full value award shall reduce the total number of shares available for issuance under the Plan by two shares of Common Stock for each share of Common Stock in respect of which such full value award is granted.

If any outstanding option or other award (or portion thereof) expires, is canceled, is forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire option or other award, the underlying shares of Common Stock may again be the subject of options or other awards granted under the Plan. If, in accordance with Section 10(d) hereof, a participant uses shares of common stock awarded hereunder to satisfy tax withholding, such shares may again be used for awards under the Plan. To the extent any such expired, canceled, forfeited or otherwise terminated award (or portion thereof) was a full value award, the number of shares of Common Stock that may again be the subject of options or other awards granted under the Plan shall increase by four shares of Common Stock for each share of Common Stock in respect of which such full value award was granted. These provisions operate as follows:

•	The Company could issue stock options and SARs under the Plan in any combination covering up to 800,000 shares of Common Stock (subject to the limitation of ISOs to 100,000 shares) and no full value awards.

•	The Company could issue full value awards under the Plan in any combination covering up to 400,000 shares of Common Stock and no stock options or SARs (since any full value award would be deemed to utilize two shares of Common Stock for every share of Common Stock underlying that award).

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•	Shares of common stock underlying expired, forfeited, cancelled or otherwise terminated awards shall be restored to the Plan and shall be available for future awards.

Award Limitations. During a fiscal year, stock options and SARs may be granted, in the aggregate, to an individual participant with respect to a maximum of 400,000 shares of Common Stock. In addition, during a fiscal year, full value awards may be granted, in the aggregate, to an individual participant with respect to a maximum of 50,000 shares of Common Stock.

Stock Options. Stock options may be granted alone or together with SARs. A stock option may be granted in the form of a NQSO or an ISO. The option exercise price may not be less than the fair market value of a share of Common Stock on the date the option is granted, unless the option was granted through the assumption of, or in substitution for, an outstanding award previously granted by a corporation acquired by or merged with the Company. The Compensation Committee may establish the term of each stock option, but no stock option will be exercisable after 10 years from the grant date.

Except for adjustments made to adjust for dilutive or similar events, or except as otherwise approved by shareholders, the exercise price of a stock option may not be decreased after the date of grant and no outstanding stock option may be surrendered to the Company as consideration for the grant of a new stock option with a lower exercise price.

Incentive Stock Options (ISO). An ISO is a stock option that may qualify for certain U.S. federal tax advantages. The aggregate fair market value of the shares of Common Stock with respect to which ISOs become exercisable by an individual participant for the first time in any calendar year may not exceed $100,000 or such other amount as may subsequently be specified by the Internal Revenue Code and/or applicable regulations, based on the fair market value of the underlying Common Stock on the date of grant. If this limit is exceeded, any options on shares in excess of the limit will be treated as NQSO.

Stock Appreciation Rights(SAR). A SAR is an award that entitles the recipient to receive the appreciation in value of a set number of shares of the Company’s Common Stock over a set period of time. SARs may be granted either alone or in tandem with stock options. The exercise price of a SAR must be equal to or greater than the fair market value of the underlying Common Stock on the date of grant, unless the SAR was granted through the assumption of, or in substitution for, an outstanding award previously granted by a corporation acquired by or merged with the Company. The Compensation Committee may establish the term of each SAR, but no SAR will be exercisable after 10 years from the grant date.

Restricted Shares and Restricted Share Units (“RSUs”). A restricted share is an award of a share of Common Stock that may not be traded or sold until a predetermined date set by the Compensation Committee. A RSU is an award of an amount, payable in cash, shares of Common Stock, or a combination thereof, as determined by the Compensation Committee, based on the value of a specified number of shares of Common Stock. The restrictions on such awards shall be determined by the Compensation Committee, and may include stipulated purchase prices, forfeiture conditions, transfer restrictions, restrictions based on performance goals and time-based restrictions on vesting. Holders of RSUs will have no ownership interest in the shares of Common Stock to which such RSUs relate until and unless payment with respect to such restricted RSUs is actually made in shares of Common Stock. Except as otherwise determined by the Compensation Committee, during the restriction period, participants who hold restricted shares will have voting rights and any dividends payable to participants on restricted shares during the restriction period will be distributed to participants only if and when the restrictions imposed on the restricted shares lapse. Unless otherwise determined by the Compensation Committee, during the restriction period, participants who hold RSUs will be credited with dividend equivalents in respect of such RSUs, which will be immediately converted to RSUs with an initial value equal to the amount of such dividend equivalents.

Stock Awards. Stock awards may be granted to eligible participants, either alone or in combination with other awards under the Plan. The Compensation Committee will determine the terms and conditions governing each stock award.

Performance Shares. A performance share is an award of shares of Common Stock based on the achievement of certain performance goals set during a performance period. Performance shares may be issued to eligible participants, either alone or in combination with other awards made under the Plan. The Compensation Committee will determine the performance goals in its sole discretion. The performance measures to be used for performance shares may be based on one or more performance criteria, including: income measures (such as gross profit, operating income, earnings before or after taxes, net income and earnings per share); return measures (such as return on assets, investment, equity or sales); cash flow; costs; revenue measures; and stock price (such as growth measures and total shareholder return). Notwithstanding the attainment of any performance goal, the Compensation Committee has the discretion to reduce any award payment.

Payment.     When a stock option is exercised, the option exercise price will be payable to the Company in full (a) in cash or its equivalent; (b) by tendering previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise equal to the total option exercise price (provided that the shares that are tendered must have been beneficially owned by the participant for at least six months prior to their tender); (c) by reducing the number of shares of Common Stock issuable upon exercise of the Option by a number of shares having a Fair Market Value equal to the Option Exercise Price (or portion thereof) to be paid with such underlying shares of Common Stock; or (d) by a combination of (a), (b) and (c).

With respect to SARs, the Compensation Committee may authorize payment in the form of cash, Common Stock that (when valued at its fair market value on the date of exercise) has a value equal to such cash amount, a combination thereof, or any other method as the Compensation Committee may determine.

No Repricing. Except for adjustments made pursuant to a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination, or exchange of shares or other change in corporate structure affecting any class of Common Stock, the exercise price of any outstanding stock option or SAR granted under the Plan may not be decreased after the date of grant, nor may any outstanding stock option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new stock option or SAR with a lower exercise price, without shareholder approval.

Deferred Payments and No Deferrals of Option or SAR Gains. The Compensation Committee may defer the payment of all or a portion of any award (except gains from stock options or SARs) or approve deferral elections made by participants upon such terms and conditions as the Compensation Committee may determine in its sole discretion. No deferral of gains from stock options or SARs is permitted under the Plan.

Dilution and Other Adjustments. In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination, or exchange of shares or other change in corporate structure affecting any class of Common Stock, the Compensation Committee will make appropriate adjustments in the class and aggregate number of shares that may be delivered under the Plan, the individual award maximums, the class, number and exercise price of outstanding options and SARs, and the class and number of shares subject to any other awards granted under the Plan. In the event of a Change of Control, all shares will immediately vest.

No Loans. No loans from the Company to participants will be permitted in connection with the Plan.

Effective Date, Amendments and Termination. If approved by the shareholders, the Plan will become effective as of the date of such approval and no awards will be made under the Plan after the tenth anniversary of the date on which the shareholders approved the Plan. The Compensation Committee may terminate or amend the Plan at any time, but no such amendment or termination may adversely affect awards granted prior to such termination or amendment, except to the extent necessary or appropriate to comply with applicable law or stock exchange rules and regulations. Unless the Company’s shareholders have first approved the amendment, no amendment may (a) increase the number of authorized shares or the maximum individual award limitation, (b) extend the maximum period during which awards may be granted, (c) add to the types of awards that may be made, (d) change the performance measures pursuant to which performance shares are earned, (e) modify the requirements governing eligibility for participation in the Plan or (f) amend the Plan in a manner that would require shareholder approval pursuant to the Plan, applicable law or the rules of the New York Stock Exchange.

United States Income Tax Consequences. Under the Internal Revenue Code as presently in effect, the following are, in general, the material federal income tax consequences of awards under the Plan. The grant of a stock option will have no tax consequences to a participant or the Company. In general, when a participant exercises an ISO, the participant will not recognize income, and the Company will not be entitled to a tax deduction. However, the excess of the fair market value of a share on the exercise date over the exercise price will be included in the participant’s income for purposes of the alternative minimum tax. In general, if a participant exercises an incentive stock option more than three months after terminating his or her employment with the Company or a subsidiary, the option will be treated for tax purposes as a nonqualified stock option, as described below. In general, upon exercising a NQSO, a participant will recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price. The Company will be entitled to a tax deduction for the same amount. When a participant disposes of shares acquired under an ISO, the participant will have a capital gain or loss equal to the difference between the exercise price and the amount realized by the participant on the disposition of the shares, provided he has held the shares for more than one year after exercise and more than two years after the grant of the option of net, the portion of any gain realized by the participant upon the disposition of the shares that does not exceed the excess of the fair market value of the shares on the exercise date over the exercise price generally will be treated as ordinary income, and the Company generally will be entitled to a tax deduction for the same amount. The balance of any gain or any loss will be treated as a capital gain or loss.

With respect to other awards that are settled either in cash or in shares that are transferable or are not subject to a “substantial risk of forfeiture” for tax purposes, a participant generally will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the shares by the participant. The Company generally will be entitled to a tax deduction in the same amount. If the shares are nontransferable and subject to a substantial risk of forfeiture, the participant generally will not recognize income (and the Company will not become entitled to a tax deduction) until the shares become transferable or not subject to a substantial risk of forfeiture (whichever occurs first), and the amount of income (or deduction) will be equal to the excess of (i) the fair market value of the shares on the date income is recognized over (ii) the amount, if any, paid for the shares by the participant.

When a participant sells any shares acquired under a NQSO or any other award other than an ISO, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the employee’s basis in the shares. In general, a participant’s basis in any such shares will be equal to the amount of ordinary income recognized in connection with their receipt of the shares plus any amount paid for them.

The Board of Directors recommends a vote FOR the 4Kids Entertainment, Inc. 2007 Long-Term Incentive Plan.

OTHER MATTERS

        The Board of Directors does not know of any matters other than those mentioned above to be presented at the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereon.

SHAREHOLDER PROPOSALS

        Proposals by any shareholders intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Corporation for inclusion in proxy material relating to such meeting not later than December 21, 2007. Further, management proxies for the Corporation’s 2008 Annual Meeting of Shareholders will use their discretionary voting authority with respect to any proposal presented at the meeting by a shareholder who does not provide the Company with written notice of such proposal prior to March 4, 2008.

By Order of the Board of Directors,

/s/ ALFRED R. KAHN
ALFRED R. KAHN
Chairman of the Board of Directors and Chief Executive Officer

New York, New York
April 18, 2007

EXHIBIT INDEX

Number                 Description

Exhibit A                 4Kids Entertainment, Inc. 2007 Long-Term Incentive Compensation Plan

Exhibit A

4KIDS ENTERTAINMENT, INC.

2007 LONG-TERM INCENTIVE COMPENSATION PLAN

1.     Purposes.

        The purposes of the Plan are to provide long-term incentives to those persons with responsibility for the success and growth of 4Kids Entertainment, Inc., a New York corporation (the “Corporation”) and its subsidiaries, to associate more closely the interests of such persons with those of the Corporation’s shareholders, to assist the Corporation and its subsidiaries in recruiting, retaining, and motivating a diverse and talented group of employees on a competitive basis, and to ensure a pay for performance linkage for such persons.

2.     Definitions.

         For purposes of the Plan:

        “Award” means a grant of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Stock Awards, Performance Shares, or any or all of them.

        “Board” means the Board of Directors of the Corporation.

        “Code” means the Internal Revenue Code of 1986, as amended.

        “Committee” means the Compensation Committee of the Board (or any successor committee). The Committee shall be appointed by the Board and shall consist of at least three independent, outside members of the Board. The members of the Committee, in the judgment of the Board, shall constitute (a) non-employee directors as defined in Rule 16b-3 of the Securities and Exchange Act of 1934 and any rules and regulations of the principal stock exchange on which Common Stock is listed or quoted and (b) outside directors as defined in the regulations under Section 162(m) of the Code.

        “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

        “Dividend Equivalent” means, on any dividend record date, an amount equal in value to the dividend on one share of Common Stock as declared by the Board with respect to such record date.

        “Eligible Participants” means (i) directors who are employees of the Corporation or its domestic subsidiaries, employees of the Corporation and its domestic subsidiaries (including executive officers and officers of the Corporation), employees of international subsidiaries of the Corporation and its subsidiaries, (ii) any Non-Employee Director, and (iii) such independent consultants as may be designated by the Committee.

        “Employee Director” means, on any date, a member of the Board who is also an employee of the Corporation or any of its subsidiaries or affiliates on such date.

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        “Fair Market Value” on any date means the average of the high and low sales prices as reported by the New York Stock Exchange (“NYSE”) or by the NYSE’s Successor, on the last trading day on which the Company’s shares of Common Stock were traded immediately preceding the date an Award is granted pursuant to the Plan, or if not reported on NYSE or the NYSE’s successor, the fair market value of such Common Stock as determined by the Committee or the Board in good faith and based on all relevant factors.

        “Fiscal Year” means the fiscal year of the Corporation.

        “Full Value Award” means any Award that is not an Option or a Stock Appreciation Right.

        “ISO” or “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an ISO.

        “Named Executive Officer” means, for any Fiscal Year, the Corporation’s Chief Executive Officer and the Corporation’s next four highest paid executive officers, as reported in the Corporation’s proxy statement pursuant to Regulation S-K, Item 402(a)(3) for such Fiscal Year promulgated under the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended.

        “Non-Employee Director” means, on any date, (i) a Non-Employee Director as defined in Rule 16(b)(3), or any successor provision promulgated under the Securities Act of 1934 and (ii) an outside director within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; provided, however, that clause (ii) shall apply only with respect to Awards that are intended to qualify as “performance-based compensation” exempt from the limitations contained in Section 162(m) of the Code.

        “NQSO” or “Non-Qualified Stock Option” means an Option that does not satisfy the requirements of Section 422 of the Code or that is not designated as an ISO by the Committee.

        “Option” means the right, granted pursuant to the Plan, to purchase shares of Common Stock at a specified price per share for a specified period of time.

        “Option Exercise Price” means the purchase price per share of Common Stock covered by an Option.

        “Participant” means an individual who has received an Award under the Plan.

        “Performance-Based Exception” means the performance-based exception (set forth in Section 162(m)(4)(C) of the Code) from the deductibility limitation imposed by Section 162(m) of the Code.

        “Performance Goals” means the goals established by the Committee in accordance with Section 7(e) hereof.

        “Performance Measures” means the criteria set forth in Section 7(e) hereof that may be used by the Committee as the basis for a Performance Goal.

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        “Performance Period” means the period established by the Committee for which the achievement of Performance Goals is assessed in order to determine whether and to what extent a Performance Share has been earned.

        “Performance Shares” means an Award, described in Section 7(e) hereof, of shares of Common Stock based on the achievement of Performance Goals during a Performance Period.

        “Plan” means the 4Kids Entertainment, Inc. 2007 Long-Term Incentive Plan, as set forth herein and as amended from time to time.

        “Restricted Shares” means an Award of shares of Common Stock, described in Section 7(c) hereof, which may not be traded or sold until the date that the restrictions on transferability imposed by the Committee with respect to such shares have lapsed or as otherwise determined by the Committee.

        “Restricted Share Units” means an Award, described in Section 7(c) hereof, of an amount, payable in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, based on the value of a specified number of shares of Common Stock.

        “Restriction Period” means, with respect to Restricted Shares or Restricted Share Units, the period during which any restrictions on transferability established by the Committee remain in effect. Such restrictions shall remain in effect until such time as they have lapsed in accordance with the terms and conditions of the Restricted Shares or Restricted Share Units or as otherwise determined by the Committee.

        “Stock Appreciation Rights” or “SARs” means an Award, described in Section 7(b) hereof, of the right to receive a payment equal to the excess (if any) of (a) the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights are exercised over (b) the exercise price per share of Common Stock established for those Stock Appreciation Rights at the time of grant (the “exercise price”), multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are exercised.

        “Stock Award” means an Award, described in Section 7(d) hereof, of shares of Common Stock, which shall be subject to such terms, conditions, and restrictions (if any) as the Committee shall determine.

3.	Administration of the Plan.

a.	Authority of Committee. The Plan shall be administered by the Committee, which shall have all of the powers vested in it by the terms of the Plan, such powers to include the authority:

•	to select the persons to be granted Awards under the Plan;

•	to determine the type, size, and terms of Awards to be made to each Participant, including Participants who are Non-Employee Directors;

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•	to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

•	to establish objectives and conditions for Awards;

•	to determine whether an Award shall be evidenced by an agreement and, if so, to determine the terms and conditions of such agreement (which shall not be inconsistent with the Plan) and who must be the parties to such agreement;

•	to determine whether any conditions applicable to an Award have been met and whether an Award will be paid at the end of a Performance Period;

•	to determine if, when, and under what conditions payment of all or any part of an Award shall be deferred; and

•	to determine the guidelines and/or procedures for the payment or exercise of Awards.

b.	Interpretation of Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not inconsistent with the Plan and which, in the Committee’s opinion, may be necessary or advisable for the administration and operation of the Plan. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Corporation, its shareholders, and all Eligible Participants.

c.	Delegation of Authority. To the extent not prohibited by law, the Committee may delegate its authority hereunder to one or more of its members or other persons, except that no such delegation shall be permitted with respect to Awards to Eligible Participants who are subject to Section 16 of the Securities Exchange Act of 1934. Any person to whom the Committee delegates its authority pursuant to this Section 3(c) may receive Awards only if such Awards are granted directly by the Committee without delegation.

d.	Execution of Documents and Provision of Assistance. The Committee may designate employees of the Corporation to execute documents on behalf of the Committee or otherwise to assist the Committee in the administration and operation of the Plan.

e.	Uniformity Not Required. The terms and conditions that apply to Awards need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

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4.	Eligibility.

a.	General. Subject to the terms and conditions of the Plan, the Committee may, from time to time, select from all Eligible Participants those to whom Awards shall be granted under Section 7 hereof and shall determine the nature and amount of each Award.

b.	International Participants. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of law in other countries in which the Corporation or any of its subsidiaries operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Eligible Participants employed by the Corporation or any of its subsidiaries outside the United States should participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Eligible Participants, and (iii) establish subplans, modified Option exercise procedures, and other Award terms, conditions, and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws and regulations of countries outside the United States in order to assure the lawfulness, validity and effectiveness of Awards granted under the Plan.

5.	Shares of Common Stock Subject to the Plan.

a.	Authorized Number of Shares. Unless otherwise authorized by the Corporation’s shareholders and subject to the terms and conditions of this Section 5 and Section 9 hereof, the maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be 800,000 shares. Any of the authorized shares of Common Stock may be used for any of the types of Awards described in the Plan, except that no more than 100,000 shares of Common Stock may be issued pursuant to ISOs.

b.	Share Counting. The following rules shall apply in determining the number of shares of Common Stock remaining available for issuance under the Plan:

i.	In connection with the grant of an Option or other Award, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the number of shares of Common Stock in respect of which such Option or other Award is granted or denominated.

ii.	Notwithstanding the provisions of Section 5(b)(i) above, each Full Value Award shall reduce the total number of shares of Common Stock available for issuance under the Plan by two shares of Common Stock for each share of Common Stock in respect of which such Full Value Award is granted.

iii.	When an outstanding Option or other Award (or portion thereof) expires, is canceled, is forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or other Award, the shares of Common Stock allocable to the expired, canceled, or otherwise terminated Option (or portion thereof) or other Award (or portion thereof) may again be available for issuance in respect of Options or other Awards granted under the Plan. If, in accordance with Section 10(d) hereof, a Participant uses shares of common stock awarded hereunder to satisfy tax withholding, such shares may again be used for awards under the Plan. However, to the extent any such expired, canceled, forfeited or otherwise terminated Award (or portion thereof) was a Full Value Award (or portion thereof), the number of shares of Common Stock that may again be available for issuance in respect of Options or other Awards granted under the Plan pursuant to this Section 5 shall increase by two shares of Common Stock for every share of Common Stock allocable to the expired, canceled, forfeited or otherwise terminated Full Value Award. Any such restored shares of Common Stock shall be available for issuance under the Plan pursuant to this Section 5.

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iv.	Any shares of Common Stock underlying Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Corporation or any subsidiary thereof or with which the Corporation or any subsidiary thereof combines, shall not, unless required by law or regulation, count against the reserve of available shares of Common Stock under the Plan.

c.	Shares to be Delivered. The source of shares of Common Stock to be delivered by the Corporation under the Plan shall be determined by the Committee and may consist in whole or in part of authorized but unissued shares, treasury shares, or shares acquired on the open market.

6.	Award Limitations.

a.	Options and SARs may be granted, in the aggregate, to an Eligible Participant with respect to a maximum of 400,000 shares of Common Stock during a single Fiscal Year. Full Value Awards may be granted, in the aggregate, to an Eligible Participant, with respect to a maximum of 50,000 shares of Common Stock during a single Fiscal Year. The maximum Award (excluding Options and SARs) that may be granted to any Eligible Participant for a Performance Period longer than one Fiscal Year shall not exceed the foregoing annual maximum multiplied by the number of full Fiscal Years in the Performance Period.

7.	Awards to Eligible Participants.

a.	Options.

i.	Grants. Subject to the terms and conditions of the Plan, Options may be granted to Eligible Participants. Options may consist of ISOs or NQSOs, as the Committee shall determine. Options may be granted alone or in tandem with SARs. With respect to Options granted in tandem with SARs, the exercise of either such Options or such SARs shall result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

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ii.	Option Exercise Price. The Option Exercise Price shall be equal to or greater than the Fair Market Value of a share of Common Stock on the date the Option is granted, unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Corporation or any subsidiary thereof or with which the Corporation or any subsidiary thereof combines.

iii.	Term. The term of each Option shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten years from the date of grant.

iv.	ISO Limits. ISOs may be granted only to Eligible Participants who are employees of the Corporation or any of its subsidiaries on the date of grant. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Corporation (or of any parent or subsidiary corporation (within the meaning of Section 424 of the Code) of the Corporation)) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that if such limitation is exceeded, any Options on shares of Common Stock in excess of such limitation shall be deemed to be NQSOs. ISOs shall contain such other provisions as the Committee shall deem advisable but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code. All ISOs must be granted within ten years from the date the Plan was approved by the Corporation’s shareholders.

v.	No Repricing. Except for adjustments made pursuant to Section 9 hereof, the Option Exercise Price under any outstanding Option granted under the Plan may not be decreased after the date of grant nor may any outstanding Option granted under the Plan be surrendered to the Corporation as consideration for the grant of a new Option with a lower Option Exercise Price without the approval of the Corporation’s shareholders.

vi.	Payment. When an Option is exercised, the Option Exercise Price shall be payable to the Corporation in full:

1.	In cash or its equivalent;

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2.	By tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided that the shares that are tendered must have been beneficially owned by the Eligible Participant for at least six months prior to their tender); or

3.	By reducing the number of shares of Common Stock issuable upon exercise of the Option by a number of shares having a Fair Market Value equal to the Option Exercise Price (or portion thereof) to be paid with such underlying shares of Common Stock; or

4.	By a combination of (1), (2) and (3).

b.	Stock Appreciation Rights.

i.	Grants. Subject to the terms and conditions of the Plan, SARs may be granted to Eligible Participants. SARs may be granted alone or in tandem with Options. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs shall result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

ii.	Exercise Price. The exercise price per share of Common Stock covered by a SAR granted pursuant to the Plan shall be equal to or greater than Fair Market Value on the date the SAR was granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Corporation or any subsidiary thereof or with which the Corporation or any subsidiary thereof combines.

iii.	Term. The term of each SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten years from the date of grant.

iv.	No Repricing. Except for adjustments made pursuant to Section 9 hereof, the exercise price under any outstanding SAR granted under the Plan may not be decreased after the date of grant nor may any outstanding SAR granted under the Plan be surrendered to the Corporation as consideration for the grant of a new SAR with a lower exercise price without the approval of the Corporation’s shareholders.

v.	Form of Payment. The Committee may authorize payment of a SAR in the form of cash, Common Stock that (when valued at its Fair Market Value on the date of exercise) has a value equal to such cash amount, a combination thereof, or any other method as the Committee may determine.

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c.	Restricted Shares/Restricted Share Units.

i.	Grants. Subject to the terms and conditions of the Plan, Restricted Shares or Restricted Share Units, or both, may be granted to Eligible Participants.

ii.	Restricted Shares. A Restricted Share is an Award of a share of Common Stock that is subject to such restrictions on transfer and such other terms and conditions as the Committee may establish.

iii.	Restricted Share Units. A Restricted Share Unit is an Award of a contractual right to receive an amount based on the Fair Market Value of a share of Common Stock, subject to such terms and conditions as the Committee may establish. Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Committee. Any person who holds Restricted Share Units shall have no ownership interest in the shares of Common Stock to which such Restricted Share Units relate until and unless payment with respect to such Restricted Share Units is actually made in shares of Common Stock.

iv.	Terms and Conditions. The Committee shall impose such terms, conditions, and/or restrictions on any Restricted Shares or Restricted Share Units granted pursuant to the Plan as it may deem advisable including: a requirement that Participants pay a stipulated purchase price for each Restricted Share or each Restricted Share Unit; forfeiture conditions; transfer restrictions; restrictions based upon the achievement of specific performance goals (as described in Section 7(e)(iii) hereof or otherwise); time-based restrictions on vesting; and/or restrictions under applicable federal or state securities laws. To the extent the Restricted Shares or Restricted Share Units are intended to be deductible under Section 162(m) of the Code, the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 7(e) hereof.

v.	Transfer Restrictions. During the Restriction Period, Restricted Shares may not be sold, assigned, transferred, or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (a) cause “stop transfer” instructions to be issued, and/or (b) cause a legend or legends to be placed on certificates (if any) evidencing such Restricted Shares, as the Committee deems necessary or appropriate. Restricted Share Units may not be sold, assigned, transferred, or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered at any time.

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vi.	Dividend and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares shall have the right to receive dividends in cash or other property or distribution rights in respect of such shares, and Participants who hold Restricted Shares shall have the right to vote such shares as the record owners thereof; provided that, unless otherwise determined by the Committee, any dividends or other property payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Shares lapse. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Share Units shall be credited with Dividend Equivalents in respect of such Restricted Share Units; and unless otherwise determined by the Committee, such Dividend Equivalents shall be immediately converted, in accordance with such terms and conditions as the Committee shall determine, to Restricted Share Units with an initial value equal to the amount of such Dividend Equivalents.

vii.	Evidence of Interest in Shares. Each Restricted Share issued pursuant to the Plan shall be evidenced by an interest in such Restricted Share registered in the name of the applicable Participant on the books and records of the Corporation or its designee (or by one or more physical certificates if physical certificates are issued with respect to such Restricted Share), subject, in any such case, to the transfer restrictions imposed by Section 7(c)(v) hereof. If a Restricted Share is forfeited in accordance with the restrictions that apply to such Restricted Share, such interest or certificate, as the case may be, shall be canceled. At the end of the Restriction Period that applies to Restricted Shares, the Corporation shall cause the applicable transfer restrictions to be removed with respect to any shares of Common Stock to which such Participant is then entitled. No interest shall be recorded (and no physical certificate shall be issued) with respect to a Restricted Share Unit unless and until such Restricted Share Unit is paid in shares of Common Stock.

d.	Stock Awards.

i.	Grants. Subject to the terms and conditions of the Plan, Stock Awards consisting of shares of Common Stock may be granted to Eligible Participants. Stock Awards may be granted either alone or in addition to other Awards made under the Plan.

ii.	Terms and Conditions. The Committee shall determine the terms and conditions governing each Stock Award. Such terms and conditions may include such restrictions on the transferability of the shares of Common Stock covered by the Stock Award as the Committee, in its discretion, shall determine.

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e.	Performance Shares.

i.	Grants. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Eligible Participants. Performance Shares may be granted either alone or in addition to other Awards made under the Plan.

ii.	Performance Goals. Unless otherwise determined by the Committee, Performance Shares shall be conditioned on the achievement of Performance Goals (which shall be based on one or more Performance Measures, as determined by the Committee) over a Performance Period. The Performance Period shall be determined by the Committee in its sole discretion.

iii.	Performance Measures. The Performance Measure(s) to be used for purposes of Performance Shares may be described in terms of objectives that are related to the individual Participant or objectives that are Corporation-wide or related to a subsidiary, division, department, region, function or business unit of the Corporation, and may consist of one or more or any combination of the following criteria:

•	Income measures (including gross profit, operating income, earnings before or after taxes, net income, or earnings per share);

•	Return measures (including return on assets, investment, equity, or sales);

•	Cash flow;

•	Costs;

•	Revenue measures; and

•	Stock price (including growth measures and total shareholder return).

The Performance Goals based on these Performance Measures may be expressed either in absolute terms or in relation to the performance of other entities.

iv.	Negative Discretion. Notwithstanding the achievement of any Performance Goal established under the Plan, the Committee has the discretion to reduce some or all of the Performance Shares that would otherwise be paid to a Participant.

v.	Extraordinary Events. At any time (or from time to time) after an Award is granted, and to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Award under the Performance-Based Exception, the Committee, in its sole discretion, may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes, and other extraordinary and nonrecurring events.

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vi.	Interpretation. With respect to any Award that is intended to satisfy the conditions for the Performance-Based Exception under Section 162(m) of the Code: (A) the Committee shall interpret the Plan and this Section 7 in light of Section 162(m) of the Code and the regulations thereunder; (B) the Committee shall have no discretion to amend the Award in any way that would adversely affect the treatment of the Award under Section 162(m) of the Code and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified that the Performance Goals have been achieved.

8.	Deferred Payments and No Deferral of Option or SAR Gains.

        Subject to the terms and conditions of the Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, shares of Common Stock or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion. Notwithstanding the foregoing, deferral of Option or SAR gains shall not be permitted under the Plan.

9.     Dilution and Other Adjustments.

         In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination, or exchange of shares or other change in corporate structure affecting any class of Common Stock, the Committee shall make such adjustments in the class and aggregate number of shares that may be delivered under the Plan as described in Section 5 hereof, the individual Award maximums under Section 6 hereof, the class, number, and Option Exercise Price of outstanding Options, the class, number, and exercise price of outstanding SARs, and the class and number of shares subject to any other Awards granted under the Plan (provided the number of shares of any class subject to any Award shall always be a whole number), as may be determined to be appropriate by the Committee, and any such adjustment may, in the sole discretion of the Committee, take the form of Awards covering more than one class of Common Stock. Such adjustment shall be conclusive and binding for all purposes of the Plan. In the event of a “Change of Control” (as defined below), any Awards that are not fully vested as of the date of the Change of Control shall become fully vested as of the date of the Change of Control.  For purposes of this Plan, a Change in Control shall be deemed to have occurred on the first day on which: (i) Alfred R. Kahn is not the Chairman and CEO and a majority of directors of the Company do not consist of Continuing Directors (as defined below) or (ii) there has been a corporate transaction (whether in the form of a sale or transfer of the majority of the stock, merger, a sale of substantially all of the assets, a reorganization or restructuring) involving the Company except for a transaction in which the Company or its subsidiaries is the acquirer and Alfred R. Kahn remains Chairman or CEO of the Company.  For purposes of this agreement, Continuing Directors” shall mean individuals who constitute the Board of Directors of the Company as of close of business on June 20, 2006 and any new director(s) whose election by the Board of Directors of the Company or nomination for election by the Company’s shareholders was approved by a vote of a least two-thirds of the directors then in office who are Continuing Directors.

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10.	Miscellaneous Provisions.

a.	Rights as Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until interests in, or certificates evidencing, shares of Common Stock are issued to the Participant.

b.	No Loans. No loans from the Corporation or any of its subsidiaries to Participants shall be permitted in connection with the Plan.

c.	No Assignment or Transfer. Except as expressly permitted by the Committee, no Award shall be transferred by the recipient otherwise than by will or by the laws of descent and distribution, or, in the case of NQSO’s, (i) for estate planning purposes, or (ii) as a charitable contribution to an exempt organization as such term is defined in Section 501(c)(3) of the Code. During the lifetime of the recipient the Award, to the extent exercisable, shall be exercisable only by such recipient, by the recipient’s legal representative or by a transferee permitted under the terms of the grant of the Award. Once awarded, the shares of Common Stock (other than Restricted Shares) received by Participants may be freely transferred, assigned, pledged, or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act of 1933, Section 16 of the Securities Exchange Act of 1934, and the Corporation’s Securities Trading Policy, as such policy may be amended from time to time.

d.	Withholding Taxes. The Corporation shall have the right to deduct from all Awards paid in cash (and any other payment hereunder) any federal, state, local, or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in shares of Common Stock or upon the exercise of Options, to require the payment (through withholding from the Participant’s salary or otherwise) of any such taxes. Subject to the approval of the Committee, with respect to any withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Shares, or upon any other taxable event arising as a result of Awards granted hereunder, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold shares of Common Stock having a Fair Market Value on the date as of which the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction. All such elections shall be irrevocable and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

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e.	Currency and Other Restrictions. The obligations of the Corporation to make delivery of Awards in cash or Common Stock shall be subject to currency and other restrictions imposed by any government.

f.	No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Corporation or any of its subsidiaries, and the Plan shall not interfere with or limit in any way the right of the Corporation or any of its subsidiaries to terminate any person’s employment or service at any time. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees that (i) the Award shall be exclusively governed by the terms and conditions of the Plan, including the right reserved by the Corporation to amend or cancel the Plan at any time without the Corporation incurring liability to the Participant (except, to the extent that the terms of the Award so provide, for Awards already granted under the Plan), (ii) Awards are not a constituent part of salary and the Participant is not entitled, under the terms and conditions of employment, or by accepting or being granted Awards under the Plan to require Awards to be granted to him or her in the future under the Plan or any other plan, (iii) the value of Awards received under the Plan shall be excluded from the calculation of termination payments or other severance payments, and (iv) the Participant shall seek all necessary approval under, make all required notifications under, and comply with all laws, rules, and regulations applicable to the ownership of Options and shares of Common Stock and the exercise of Options, including currency and exchange laws, rules, and regulations.

g.	Beneficiary Designation. To the extent allowed by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant with the Corporation or its designee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

h.	Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

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i.	Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Corporation and shall not be charged to any Award or to any Participant.

j.	Fractional Shares. Fractional shares of Common Stock shall not be issued or transferred under an Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

k.	Funding of Plan. The Corporation shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan.

l.	Successors. All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

m.	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein shall include the masculine, and the plural shall include the singular and the singular shall include the plural.

n.	Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

o.	Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

p.	Rules of Construction. Whenever any provision of the Plan refers to any law, rule, or regulation, such provision shall be deemed to refer to the law, rule, or regulation currently in effect and, when and if such law, rule, or regulation is subsequently amended or replaced, to the amended or successor law, rule, or regulation. The term “including” shall be deemed to include the words “including without limitation.”

11.	Effective Date, Governing Law, Amendments, and Termination.

a.	Effective Date. The Plan was approved by the Board on April 12, 2007, subject to the approval of the Corporation’s shareholders, and shall become effective on the date it is approved by the Corporation’s shareholders.

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b.	Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law (including the provisions of the Code (and the regulations thereunder) pertaining to the deferral of compensation) or the rules and regulations of any stock exchange on which Common Stock is listed or quoted. Notwithstanding the foregoing, unless the Corporation’s shareholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would (i) increase the maximum number of shares of Common Stock that may be delivered under the Plan or to any one individual (except to the extent such amendment is made pursuant to Section 9 hereof), (ii) extend the maximum period during which Awards may be granted under the Plan, (iii) add to the types of awards that may be made under the Plan, (iv) change the Performance Measures pursuant to which Performance Shares are earned, (v) modify the requirements as to eligibility for participation in the Plan, or (vi) require shareholder approval pursuant to the Plan, applicable law, or the rules of the principal securities exchange on which shares of Common Stock are traded in order to be effective.

c.	Governing Law. All questions pertaining to the construction, interpretation, regulation, validity, and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New York without giving effect to conflict of laws principles, except to the extent superseded by federal law.

d.	Termination. No Awards shall be made under the Plan after the tenth anniversary of the date on which the Corporation’s shareholders approve the Plan.

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2087 4KIDS (continental) 4/13/07 2:18 PM Page 2

ENTERTAINMENT

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

4KIDS ENTERTAINMENT, INC.

The undersigned hereby appoints Alfred R. Kahn and Bruce R. Foster, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of 4Kids Entertainment, Inc. held of record by the undersigned at the close of business on April 9, 2007 at the Annual Meeting of Shareholders of 4Kids Entertainment, Inc. to be held at the offices of JP Morgan Chase, 270 Park Avenue, New York, New York, Room C, 11th Floor at 10:00 a.m., local time, on Friday, May 25, 2007 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

2087 4KIDS (continental) 4/13/07 2:18 PM Page 1

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this **X**

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE "FOR" THE PROPOSALS.

1. ELECTION OF DIRECTORS:

		FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
01 Richard Block 02 Jay Emmett 03 Michael Goldstein	04 Alfred R. Kahn 05 Samuel R. Newborn 06 Randy O. Rissman	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

	FOR	AGAINST	ABSTAIN
2. Proposal to approve the ratification of the appointment of Eisner LLP as 4Kids' independent auditors for the fiscal year ending December 31, 2007.	☐	☐	☐
3. Proposal to approve the 4Kids 2007 Long-Term Incentive Compensation Plan.	☐	☐	☐
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.	☐	☐	☐

Label Area 4" x 1 1/2"

PRINT AUTHORIZATION *(THIS BOXED AREA DOES NOT PRINT)*

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE:________________ DATE:______ TIME:______

Registered Quantity 800 Broker Quantity________

Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ____________________ **Signature** ____________________ **Date** __________, **2007.**

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.